                                                                   EXHIBIT 10.73


         THIS MASTER CONSTRUCTION LINE OF CREDIT AGREEMENT, dated as of August 31, 1999, among the following:

                  (I) THIRD PARTY INVESTORS I, LLC, a Delaware limited liability company (herein, together with its successors and assigns, the "BORROWER");

                  (II) the lending institutions listed in Annex I hereto (each, together with their respective successors and assigns, individually a "LENDER" and collectively, the "LENDERS");

                  (III) FLEET NATIONAL BANK, a national banking association, and THE HUNTINGTON NATIONAL BANK, a national banking association, as Co-Agents hereunder (each a "CO-AGENT"); and

                  (IV) KEY CORPORATE CAPITAL INC., a Michigan corporation, as administrative agent (the "ADMINISTRATIVE AGENT"):

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities to be made available to the Borrower to finance the construction by the Borrower of up to 19 separate Projects which are described in the Confidential Information Memorandum.

         (3) The Borrower contemplates that each of its Projects will be developed under the supervision and direction of, and managed by, or leased to, Alterra Healthcare Corporation, a Delaware corporation (herein, together with its successors and assigns, the "GUARANTOR"), or one or more of its Subsidiaries or Affiliates.

         (4) For the avoidance of doubt, it is noted that effective May 19, 1999, the Guarantor adopted its present name, having formerly been known as Alternative Living Services, Inc.

         (5) The Total Commitment provided in this Agreement at the date hereof is $65,000,000. As provided in section 2.1(f) hereof, the Total Commitment may be increased by the addition of a single additional Lender providing the Incremental Commitment of up to $10,000,000.

         (6) The Lenders are willing to make Loans to the Borrower, all subject to and upon the terms and conditions set forth herein and in the other Credit Documents.

         NOW, THEREFORE, it is agreed:

         SECTION 1. DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADJUSTED LIBOR RATE" shall mean with respect to each Interest Period for a LIBOR Loan, (i) the rate per annum which appears on page 3750 of the Telerate Screen (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by the Administrative Agent) for Dollar deposits of $1,000,000 in same day funds for a maturity corresponding to such Interest Period as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/100ths of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/100ths of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

         "AGREEMENT" shall mean this Master Construction Line of Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

         "ALTERRA GUARANTY" shall have the meaning provided in section 6.1(b).

         "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's LIBOR Lending Office in the case of Borrowings consisting of LIBOR Loans.

         "APPRAISAL REPORT" shall have the meaning provided in section 2.2(b).

         "APPRAISED STABILIZED VALUE" shall mean, when used with reference to a Project, the estimated fair market value thereof on a going concern basis upon completion and achievement of at least 95% occupancy (or such lesser percentage as may be acceptable to the Required Lenders, in the exercise of their reasonable discretion). The Appraised Stabilized Value of a Project shall be determined without any reduction on account of any (i) special, extraordinary or other non-recurring charges or expenses associated with a new opening or lease-up, or (ii) operating deficits prior to full occupancy.



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         "ARCHITECT CONTRACT" shall have the meaning provided in section 2.2(b).

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit F hereto.

         "ASSIGNMENT OF LEASES" shall have the meaning provided in section
6.2(e).

         "AUTHORIZED OFFICER" shall mean with respect to any Credit Party any officer, manager or employee of such Credit Party designated by such Credit Party as such in writing to the Administrative Agent.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall have the meaning provided in the introductory paragraph of this Agreement.

         "BORROWING" shall mean the incurrence of Loans for a particular Project by the Borrower from all of the Lenders on a PRO RATA basis on a given date (or resulting from conversions on a given date), all of which Loans shall be the same Type of Loan, and in the case of LIBOR Loans, all of which Loans shall have the same Interest Period.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in London, England, in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or the Manager on the Borrower's behalf in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

         "CASH EQUIVALENTS" shall mean any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than one year from the date of acquisition; and
(iii) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

         "CERTIFICATE OF OCCUPANCY" shall mean when used with reference to a Project a final certificate of occupancy issued by a state or local governmental authority allowing for the occupancy of all of the units of such Project.


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         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COLLATERAL" shall mean any collateral covered by any Security
Document.

         "COLLATERAL AGENT" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "COLLATERAL ASSIGNMENT OF CAPITALIZATION DOCUMENTS" shall have the meaning provided in section 6.1(b).

         "COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS" shall have the meaning provided in section 6.2(d).

         "COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS" shall have the meaning provided in section 6.2(d).

         "COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I as its "Commitment" as the same may be reduced from time to time pursuant to section 4.1, 4.2 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "COMMITMENT PERIOD TERMINATION DATE" shall mean the date which is the 12th monthly anniversary of the date hereof, unless such date is extended in accordance with section 4.3, or in any case such earlier date when the Total Commitment is terminated in accordance with the terms of this Agreement.

         "COMPANY CAPITALIZATION DOCUMENTS" shall have the meaning provided in section 6.1(c).

         "COMPANY EQUITY DOCUMENTS" shall have the meaning provided in section 6.1(c).

         "COMPANY ORGANIZATIONAL DOCUMENTS" shall have the meaning provided in section 6.1(c).

         "CONFIDENTIAL INFORMATION MEMORANDUM" shall have the meaning provided in the Alterra Guaranty as originally certified and delivered.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total members' equity" (or any like caption) on a balance sheet of the Borrower as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONSTRUCTION PERIOD" shall mean, for any Project, the period from (i) the date of the Notes issued by the Borrower to the Lenders for such Project to
(ii) the earlier of (x) the maturity date for the Loans for such Project, as extended, if applicable, pursuant to section 2.7(a), or (y) the commencement date of the Mini-Perm Period for such Project.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, each Environmental Indemnity Agreement, each Management Subordination Agreement, the Security Documents, the Alterra Guaranty and any Designated Hedge Agreement. When used with reference to a Credit Party, the term Credit Documents refers only to those Credit Documents to which such Credit Party is a party.

         "CREDIT PARTY" shall mean the Borrower, the Guarantor and each of their Subsidiaries and Affiliates which is a party to any Credit Document.


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         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

         "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Borrower is a party which is made with reference to some or all of the Obligations and, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Collateral, the Security Documents and the Alterra Guaranty to the extent the Credit Documents provide guarantees or security for creditors of the Borrower under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if (i) the Hedge Agreement is made with reference to all or any portion of the Obligations, and (ii) the counterparty is a Lender or an Affiliate of a Lender; PROVIDED, HOWEVER, that if
(x) the counterparty is not a Lender or an Affiliate of a Lender, or (y) the Administrative Agent reasonably determines that after giving effect to such designation the aggregate credit exposure of all counterparties under all Designated Hedge Agreements, determined in accordance with standard industry practice, would exceed $10,350,000, the Administrative Agent shall not designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement unless such designation is approved by the Required Lenders, and PROVIDED, FURTHER, that in no event shall the Administrative Agent designate any Hedge Agreement which is unrelated to the Obligations as a Designated Hedge Agreement unless all of the Lenders consent to such designation. The Administrative Agent may impose as a condition to any designation of a Hedge Agreement as a Designated Hedge Agreement a requirement that the counterparty (x) enter into an intercreditor or similar agreement with the Administrative Agent to the effect that, or (y) otherwise expressly agree with the Administrative Agent that, recoveries from the Borrower or other Credit Parties with respect to such Designated Hedge Agreement will be shared in accordance with, or otherwise in a manner consistent with, the provisions of section 10.3 hereof.

         "DEVELOPER" shall mean, with respect to a Project, the Guarantor (or one of its Wholly-Owned Subsidiaries) which is acting as the developer under the Development Contract for such Project.

         "DEVELOPER FEES" shall have the meaning provided in section 2.2(b).

         "DEVELOPMENT CONTRACT" shall have the meaning provided in section
6.2(c).

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "DRAW REQUEST" shall have the meaning provided in section 2.3(c).

         "DSCR" shall mean, with respect to a Project and for any period, the ratio of (i) the net income before taxes of such Project for such period, all as determined in accordance with GAAP, PLUS, to the extent deducted in determining such net income, the sum of (1) interest, (2) depreciation, (3) amortization, and (4) management fees, LESS, (A) an assumed management fee equal to 5% of revenues, and (B) to the extent not deducted as an expense in determining such net income, a $250 per unit annual repair and replacement reserve, TO (ii) assumed level debt service obligations (consisting of both principal and interest) for such Project for such period, based on the weighted average aggregate principal amount of the Loans for such Project, a 25 year level monthly payment


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amortization schedule and an assumed interest rate equal to 250 basis points over the then current yield to maturity on U.S. treasury securities with a maturity closest to 10 years, as quoted by the Administrative Agent.

         "EFFECTIVE DATE" shall have the meaning provided in section 12.11.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which:

                  (i) is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing;

                  (ii) is not a direct competitor of the Borrower or the Guarantor or engaged in the same or similar business as the Borrower or the Guarantor; and

                  (iii) has total assets of at least $10 billion and combined capital and surplus of at least $1 billion, as reflected on its most recent financial statements.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" shall have the meaning provided in section 6.2.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ENVIRONMENTAL REPORT" shall have the meaning provided in section
2.2(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.


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         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of
ERISA) which together with the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Borrower being or having been a general partner of such person.

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EVENT OF LOSS" shall mean, with respect to any Project, (i) the actual or constructive total loss of such Project or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such Project permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such Project from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such Project cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 180 days after the occurrence of such destruction or damage,
(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any substantial portion of such Project, or the Real Property upon which such Project is located, or (iv) in the case of any Project of the Borrower which is located on Real Property which is leased by the Borrower, the termination or expiration of the Borrower's leasehold rights to such Real Property.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 3.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject to sections 1.3 and 12.7(a).

         "GOVERNMENTAL AUTHORITY" shall mean the United States of America, or any state or political subdivision thereof, and any agency, authority, body, division, department or instrumentality of any thereof.

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.



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



         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement, any interest rate "lock" agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "HIGHEST LAWFUL RATE" shall mean as to any Lender and with reference to the Loans made by such Lender to finance a particular Project of the Borrower, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Lender with respect to such Loans under the law applicable to the extensions of credit represented by such Loans; PROVIDED, that if there is no such maximum rate for such Lender or for such extensions of credit by such Lender, or if such Lender is exempt from any such maximum rate, then the provisions of section 12.22 shall be inapplicable to such Lender and such Loans made by it.

         "IMPROVEMENTS" shall mean the residence units and other improvements for a Project.

         "INCREMENTAL COMMITMENT" shall have the meaning provided in section 2.1(f).

         "INDEBTEDNESS" shall have the meaning provided in the Alterra Guaranty as originally executed and delivered.

         "INSPECTING CONSULTANT" shall mean, with reference to any Project, the architect and/or engineer or other construction consultant, or firm of architects and/or engineers or other construction consultants, engaged by the Administrative Agent to review the particular Plans and Specifications for such Project, to consult with the Administrative Agent concerning the construction of such Project, and/or conduct inspections of such Project.

         "INSPECTING CONSULTANT INITIAL REPORT" shall have the meaning provided in section 2.2(c).

         "INSPECTING CONSULTANT PROGRESS REPORT" shall have the meaning provided in section 2.3(e).

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement to be dated September 30, 1999 among the Borrower, the Guarantor and the Administrative Agent, as the same may be from time to time further modified, amended and/or supplemented, substantially in the form attached hereto as Exhibit D-6.

         "INTEREST PERIOD" with respect to any LIBOR Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.10.

         "KCCI" shall mean Key Corporate Capital Inc., a Michigan corporation, together with its successors and assigns.

         "LAND" shall mean the Real Property upon which the Improvements of a Project are located, and any additional Real Property and Leaseholds of the Borrower related thereto.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LEGAL REQUIREMENTS" shall mean all laws, statutes, ordinances, rules, regulations and restrictive covenants affecting any person, its business, its Real Property, or any of its other properties or assets.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement and shall include any Lender becoming a party hereto as the provider of the Incremental Commitment, together with its successors and assigns.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1.

         "LENDER REGISTER" shall have the meaning provided in section 12.17.

         "LIBOR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its LIBOR Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for LIBOR Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "LIBOR LOAN" shall mean each Loan bearing interest at the rates provided in section 2.9(b).

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1.

         "MANAGEMENT CONTRACT" shall have the meaning provided in section
6.2(c).

         "MANAGEMENT SUBORDINATION AGREEMENT" shall have the meaning provided in section 6.2(d).

         "MANAGER" shall mean, with respect to a Project, the Guarantor (or one of its Wholly-Owned Subsidiaries) which is acting as the manager under the Management Contract for such Project, or the tenant under the Project Lease for such Project, as applicable.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of, when used with reference to the Borrower, the Borrower, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of any Credit Party and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person that (i) has assets at such time comprising 5% or more of the consolidated assets of such person and its

Subsidiaries or (ii) had net income before interest, taxes, depreciation and amortization in the most recently ended fiscal year of such person comprising 5% or more of the consolidated net income before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MEMBER INTEREST PLEDGE AGREEMENT" shall have the meaning provided in section 6.1(b).

         "MINI-PERM PERIOD" shall mean, for any Project, the period from (i) the earlier of

                  (x) the maturity date for the Loans for such Project, as extended, if applicable, pursuant to section 2.7(a), or

                  (y) the date the Administrative Agent shall have confirmed in writing to the Borrower and the Lenders that a Certificate of Occupancy has been issued for such Project, together with any required governmental licenses and permits necessary for the Borrower to commence commercial operation of such Project and all other conditions set forth in section 2.7(b) have been satisfied, to (ii) the maturity date for the Loans for such Project, as extended, if applicable, pursuant to section 2.7(b), on the basis of an election made by the Borrower as provided in such section 2.7(b). After taking into account the above provisions, the Administrative Agent shall schedule the commencement date of the Mini-Perm Period for a Project for the first day of the next succeeding calendar month.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MORTGAGED PROPERTY" shall have the meaning provided in section 6.2(h).

         "MP-12 PERIOD" shall mean, for any Project, the period from the commencement of the Mini-Perm Period for such Project through the expiration of the first twelve months of such Mini-Perm Period.

         "MP-36 PERIOD" shall mean, for any Project, the period from the expiration of the MP-12 Period for such Project through the expiration of the Mini-Perm Period.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NET PROCEEDS" shall mean, with respect to any disposition (whether voluntary or as a result of casualty or other occurrence) of any property, the aggregate cash proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such disposition, and other reasonable and customary fees and expenses incurred, and all federal, state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such disposition (including, if such person is a "pass through" tax entity, such taxes payable by such person's owners) and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the disposition and required to be, and which is, repaid under the terms thereof as a result of such disposition, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall have the meaning provided in section 2.6(a).

         "NOTICE OF BORROWING" shall have the meaning provided in section
2.4(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.8.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at 700 Fifth Avenue, 52nd Floor, Seattle, Washington 98104-5099, Attention:
Commercial Real Estate Services Group (telephone: (206) 684-6160; facsimile:
(206) 689-5464), or such other office, located in a city in the United States Pacific, Midwest or Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Credit Party to (i) the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, and/or (ii) any other counterparty creditor of the Borrower under any Designated Hedge Agreement.

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 700 Fifth Avenue, 52nd Floor, Seattle, Washington 98104-5099, Attention:
Commercial Real Estate Services Group (telephone: (206) 684-6160; facsimile:
(206) 689-5464), or such other office, located in a city in the United States Pacific, Midwest or Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "PERCENTAGE" shall mean at any time for any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, PROVIDED, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

         "PERMITTED LIENS" shall mean Liens described in section 9.3.

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PLANS AND SPECIFICATIONS" shall mean detailed architectural, structural, mechanical and electrical plans and specifications for the Improvements on any particular Project. Such term shall also include any modifications to any Plans and Specifications previously approved, or deemed approved, by the Lenders pursuant to section 2.2, if such modifications are themselves approved, or deemed approved, by all of the Lenders. Failure of a Lender to respond in writing within 10 Business Days following its receipt of a written request from the Administrative Agent to indicate its approval or disapproval of proposed modifications to any Plans and Specifications shall be deemed an approval of such modifications by such Lender.

         "PREMISES" shall mean, for any Project, the "Premises", as defined in the Mortgage for such Project.

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by KeyBank National Association in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.9(a).

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "PROJECT" shall mean an assisted living facility, dementia care facility and/or Alzheimer's care facility which is owned by the Borrower, located within the continental United States and has at least 20 residence units. Such term includes, without limitation, the Land and the Improvements to be constructed thereon.

         "PROJECT CLOSING DATE" shall have the meaning provided in section 6.2.

         "PROJECT LEASE" shall have the meaning provided in section 6.2(c).

         "PROJECT PACKAGE" shall have the meaning provided in section 2.2(c).

         "PROJECT SUMMARY & FEASIBILITY REPORT" shall have the meaning provided in section 2.2(b). Such term shall also include any modifications to any Project Summary & Feasibility Report previously approved, or deemed approved, by the Lenders pursuant to section 2.2, if such modifications are themselves approved, or deemed approved, by all of the Lenders. Failure of a Lender to respond in writing within 10 Business Days following its receipt of a written request from the Administrative Agent to indicate its approval or disapproval of proposed modifications to any Project Summary & Feasibility Report shall be deemed an approval of such modifications by such Lender.

         "QUALIFIED PROJECT" shall have the meaning provided in section 2.2(a).

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDEEMABLE STOCK" shall mean with respect to any person which is a corporation, any capital stock of such corporation, and with respect to any person which is not a corporation, any equity interests of such person which are similar to capital stock, in each case that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest date when any Loans could mature under section 2.7 hereof; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest date when any Loans could mature under section 2.7 hereof, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "REFERENCE BANKS" shall mean (i) KeyBank National Association, so long as KCCI is the Administrative Agent, and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED that if KCCI is no longer the Administrative Agent or any Reference Bank is no longer a Lender, KeyBank National Association or such other Reference Bank, as the case may be, shall be replaced by such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .25, .27, .28, .30, .31, .32, .34, .35, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 66+2/3% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

         "RESERVED PORTION OF THE TOTAL COMMITMENT" shall mean (i) when used with reference to all Projects or the Total Commitment, the amount, determined by the Administrative Agent from time to time and notified in writing to the Borrower and the Lenders, as being equal to the anticipated maximum aggregate principal amount of Loans thereafter to be made to the Borrower to finance Projects then being financed hereunder; and (ii) when used with reference to a particular Project, the amount, determined by the Administrative Agent from time to time and notified in writing to the Borrower and the Lenders, as being equal to the anticipated maximum aggregate principal amount of Loans thereafter to be made to the Borrower to finance such Project.

         "RETAINAGE AMOUNT" shall have the meaning provided in section 2.3(e).

         "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year), which property has been or is to be sold or transferred by the Borrower to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

         "SECURED CREDITORS" shall mean any secured parties under any Security Document.

         "SECURITY DOCUMENTS" shall mean each document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "STABILIZATION" shall mean, with reference to a Project, that during the Mini-Perm Period for the Loans for such Project, all of the following conditions are satisfied:

                  (i) actual occupancy of such Project has been at least 80% for a period of at least the two most recent consecutive fiscal quarters;

                  (ii) the DSCR for such Project for its most recent two consecutive fiscal quarters for which financial information has been delivered to the Lenders hereunder is at least 1.35 to 1.00; and

                  (iii) based on such information as the Administrative Agent considers reliable, the Administrative Agent shall have determined that the foregoing conditions have been satisfied and shall have notified the Borrower and the Lenders thereof in writing.

The date such notice is given by the Administrative Agent is the date when Stabilization is considered achieved for purposes of this Agreement and the other Credit Documents.

         "STANDARD PERMITTED LIENS" shall mean:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers' or warehousemen's Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens (A) in existence on the Effective Date which secure Indebtedness permitted by section 9.4(b), or (B) arising out of the refinancing, extension, renewal or refunding of any such Indebtedness, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vii) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (viii) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower;

                  (ix) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

                  (x) any Lien specifically permitted by the terms of any Security Document.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

         "TITLE COMPANY" shall have the meaning provided in section 6.2(h).

         "TITLE POLICY" shall have the meaning provided in section 6.2(h).

         "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan or LIBOR Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED COMMITMENT" shall mean for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the aggregate principal amount of Loans made by such Lender and outstanding at such time.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the aggregate principal amount of all Loans outstanding at such time.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of a person all of whose capital stock of every class (or other equity interests) are owned directly or indirectly by such person.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of the internet, telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR LOANS, ETC. (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees to make separate loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower to finance any Project which has been qualified hereunder in accordance with section 2.2 as a Qualified Project, which Loans shall be drawn in accordance with the following provisions and disbursed by the Administrative Agent to or for the benefit of the Borrower as provided in section 2.3 hereof:

                  (1) Loans to the Borrower may be made at any time and from time to time on and after the Effective Date, PROVIDED that (A) no Loans may be incurred by the Borrower to finance a particular Project of the Borrower after the commencement of the Mini-Perm Period for the Loans related to such Project, (B) no Loans may be incurred by the Borrower for a particular Project after the Commitment Period Termination Date, UNLESS the initial Borrowing by the Borrower for such Project has occurred prior thereto, and (C) no Loans may be incurred after the Total Commitment has been terminated in accordance with section 4 or section 10.2;

                  (2) Loans made by a Lender shall not exceed for such Lender at any time outstanding the Commitment of such Lender at such time;

                  (3) Loans shall be made and denominated only in United States Dollars;

                  (4) the aggregate principal amount of Loans made to the Borrower to finance any particular Project shall not exceed $15,000,000;

                  (5) the aggregate principal amount of Loans made to the Borrower to finance a particular Project shall not exceed the lowest of the following:

                           (A) 75% of the aggregate budgeted costs and expenses
                  of the acquisition and construction of such Project and operation thereof, as reflected in the Project Summary & Feasibility Report for such Project (including any amendments thereto or modifications thereof), which has been approved, or deemed approved, by the Administrative Agent and the Lenders,

                           (B) 75% of the aggregate amount of such costs and
                  expenses which are actually incurred, and

                           (C) 75% of the Appraised Stabilized Value of such
                  Project;

                  (6) if at the time any Loans are to be made to the Borrower to finance a particular Project, the Administrative Agent determines, in its discretion, that (x) the amount required to pay all costs and expenses which the Administrative Agent reasonably estimates remain to be incurred and/or paid in connection with the construction and completion of such Project and the operation thereof until the date Stabilization is likely to be achieved for such Project, net of actual and/or reasonably projected revenues for such Project during such period, EXCEEDS (y) the remaining Reserved Portion of the Total Commitment allocated by the Administrative Agent for such Project, THEN the Administrative Agent shall notify the Borrower, the Guarantor and the Lenders of such determination, and thereafter no additional Loans shall be made to the Borrower for such Project until the Borrower shall, in response to such notification, have paid from its own funds or shall have caused the Guarantor to have paid, in cash costs and expenses incident to construction, completion and operation of such Project in an aggregate amount at least equal to such differential and the Administrative Agent shall have been provided with evidence, satisfactory to it, that such cash amount has been so applied;

                  (7) except as otherwise provided, Loans made to the Borrower pursuant to a Borrowing shall be incurred and maintained as LIBOR Loans; and

                  (8) once prepaid or repaid, Loans may not be reborrowed, EXCEPT that any Loans then outstanding may be prepaid and reborrowed solely to accommodate the joinder in this Agreement of the additional Lender providing the Incremental Commitment, as contemplated by section 2.1(f).

The Administrative Agent may determine from time to time, in the exercise of its reasonable discretion, upon the basis of the above provisions, the Project Summary & Feasibility Reports provided for the Projects being financed hereunder, and such other information as it considers relevant and reliable, (x) the Reserved Portion of the Total Commitment, (y) the Reserved Portion of the Total Commitment allocable to particular Projects, and (z) whether any portion of the Unutilized Total Commitment remains available for lending by the Lenders for any additional Projects hereunder. The Administrative Agent shall promptly notify the Lenders, the Borrower and the Guarantor in writing from time to time of any such determination. Such determinations shall be final and conclusive as to the matters so determined.

         (b) Unless and until the Administrative Agent shall have received written notice from the Borrower revoking the authorization contained in this section 2.1(b) the Borrower hereby authorizes the Guarantor to give all notices, make all elections and otherwise take all actions on its behalf under the provisions of this Agreement and the other Credit Documents as fully as if the Borrower had itself done the same, with all such notices, elections and other actions by the Guarantor which purport to be on behalf of the Borrower and are given, made or taken prior to such revocation being sufficient, without any further action or authorization by the Borrower, to bind the Borrower. Unless and until such authorization is revoked as provided above, the Guarantor shall have responsibility for general cash management matters of the Borrower, including the making of Borrowings, the making of all payments with respect thereto, and the disbursement of the proceeds of Loans.

         (c) To the maximum extent feasible, the Borrower will coordinate Borrowings of additional Loans so that, unless the Required Lenders otherwise agree, all Borrowings by the Borrower of additional Loans during a calendar month shall be made on the same day, and except for Borrowings of additional Loans made to pay interest or Fees hereunder, there shall not be more than one day during a calendar month on which there are any Borrowings of additional Loans made hereunder.

         (d) All Borrowings from the Lenders shall be made by the Lenders PRO RATA on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         (e) The Borrower will confirm in writing to the Administrative Agent from time to time upon request (i) the date and principal amount of each Loan incurred by the Borrower hereunder, and (ii) the particular Project to which such Loan relates.

         (f) During the 90 day period following the Effective Date the Administrative Agent may at the request of the Borrower arrange for one additional financial institution, which shall be an Eligible Transferee, to become a Lender hereunder and for an increase in the Total Commitment by up to $10,000,000 to accommodate the Commitment of such Lender (the "INCREMENTAL COMMITMENT"). The Incremental Commitment will, if implemented, be reflected in an amendment to this Agreement, satisfactory in form and substance to the Required Lenders, pursuant to which any outstanding Loans made by the then Lenders either will be prepaid and refunded by new Loans made by all of the Lenders, including the new Lender added to provide the Incremental Commitment or will otherwise be restructured in a manner determined by the Administrative Agent as appropriate to avoid the payment of unnecessary costs and expenses, including state transactional taxes, all in an effort to incorporate the Incremental Commitment.

         2.2. PROJECT QUALIFICATION; APPROVAL OF PROJECT PACKAGES BY LENDERS,
ETC.

         (A) LENDER APPROVAL REQUIRED. Prior to the Borrower obtaining any Loans hereunder for a Project, such Project must be approved (or deemed approved) by all Lenders as provided in section 2.2(c). Once so approved, a Project shall be considered a "QUALIFIED PROJECT".

         (B) BORROWER TO SUPPLY DOCUMENTATION TO ADMINISTRATIVE AGENT IN ANTICIPATION OF QUALIFICATION OF A PROJECT. The Borrower will, at its own cost and expense, obtain and deliver, or cause to be obtained and delivered, to the Administrative Agent the information and documentation identified below sufficiently in advance of the date that the Borrower desires a particular Project to be qualified hereunder and for the Borrower to incur Loans hereunder to finance such Project, in order that the Administrative Agent may (i) examine and be satisfied with such items, (ii) obtain an Inspecting Consultant Initial Report for such Project, and (iii) distribute a Project Package and any Supplemental Project Package to the Lenders, and the Lenders may respond thereto, as contemplated hereby, on a timely basis:

                  (1) PLANS AND SPECIFICATIONS. Unless the Project has been completed and a Certificate of Occupancy issued with respect thereto, the Plans and Specifications for such Project and the Improvements which are being or are to be constructed thereon, together with evidence that such Plans and Specifications have been approved by (or will in the normal course of business, without undue difficulty, be approved by) all Governmental Authorities in accordance with all applicable Legal Requirements.

                  (2) PROJECT SUMMARY & FEASIBILITY REPORT. A written report (a "PROJECT SUMMARY & FEASIBILITY REPORT"), prepared by or on behalf of the Borrower in a standardized format acceptable to the Administrative Agent, concerning the proposed Project, (i) describing such proposed Project in reasonable detail, (ii) indicating whether or not such Project is one of the types of projects previously financed hereunder, and if such Project involves any material deviations from the Plans and Specifications for such previously financed Project, describing such deviations in reasonable detail, (iii) containing a detailed construction cost estimate (or actual construction costs if the Project has been completed and a Certificate of Occupancy issued with respect thereto), including sufficient interest reserve for construction and lease-up, a contingency of at least 5% of total costs and expenses (exclusive of Land), information on all developer or similar fees (such fees to be paid to third parties other than the Guarantor not to exceed $200,000 for any Project) (collectively, "DEVELOPER FEES") relating to such Project, and a 2-year estimated cash flow analysis (or such longer period as is necessary to include commercial operation following achievement of lease-up to approximately 95% of maximum occupancy), and
         (iv) containing other cost, feasibility, demographic, and competition, absorption and other marketing information and analysis (including vacancies and rates of any existing competing facilities), with respect to such Project. The Developer Fees payable to the Guarantor for a Project shall not exceed an amount equal to 7% of the direct costs of such Project (exclusive of pre-occupancy expenses, lease-up deficits and financing costs), and shall not be payable earlier than (i) as to 5%, on completion of market approval, site zoning and permitting and completion of land acquisition, and (ii) as to the remaining 2%, on completion of construction and upon the receipt of a Certificate of Occupancy.

                  (3) ENVIRONMENTAL REPORT. A "Phase I" (or if required by the Collateral Agent, a "Phase II") environmental report (an "ENVIRONMENTAL REPORT"), dated not more than six (6) months prior to the date of submission to the Lenders under section 2.2(c) and addressed to the Lenders and the Collateral Agent or accompanied by separate letter indicating that the Collateral Agent and the Lenders may rely thereon, from a nationally recognized environmental consultant acceptable to the Required Lenders and the Collateral Agent, covering the Real Property associated with such Project and the operations and activities to be conducted thereon, and including the opinion of such consultant to the effect that (i) such Real Property is currently in compliance with Environmental Laws, (ii) there are no known or reasonably foreseeable risks of liability for costs or expenses of remediation, or for liability to others, under or in connection with any Environmental Laws, for any pre-existing conditions or events associated with such Real Property, or if any such risks are identified by such consultant in its Environmental Report, they are, as to amount and degree of risk, acceptable risks, (iii) construction and operation of the proposed Project thereon, as proposed by the Borrower, does not appear to involve any unusual risks of liability for violations of Environmental Laws, and (iv) such consultant does not recommend any further investigation or study of such Real Property with respect to environmental matters which may be associated therewith.

                  (4) APPRAISAL. A written appraisal report (an "APPRAISAL REPORT") establishing (x) the estimated fair market value of the Land and Improvements included in the Project, and (y) the estimated Appraised Stabilized Value of the Project, dated as of a recent date (and in any event within 6 months) and addressed to the Lenders and the Collateral Agent or accompanied by separate letter indicating that the Collateral Agent and the Lenders may rely thereon, from a nationally recognized appraisal firm which is a Member of the American Institute of Real Estate Appraisers (or has a corresponding professional designation) and is acceptable to the Required Lenders and the Collateral Agent. Such appraisal report shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial

         Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") (Sub-part C of 12 C.F.R. 34) and shall also be prepared in response to an engagement letter to be issued by the Administrative Agent or the Collateral Agent.

                  (5) GENERAL CONTRACT, ETC. Unless such Project shall have been completed and a Certificate of Occupancy issued with respect thereto,
         (i) a copy, certified as true, correct, complete and in full force and effect, of a general construction contract (a "GENERAL CONTRACT") for the construction of such Project; (ii) if required by the Administrative Agent, a copy of such general contractor's currently effective license or other authorization to act as a contractor in the jurisdiction in which the Project is located and Contractor's Qualification Statement (AIA Form 305A); (iii) if required by the Administrative Agent in cases where the general construction contract is not on a guaranteed fixed price basis, a certified list of all proposed subcontractors to be used in connection with the construction of such Project whose work in the case of any individual subcontractor is reasonably expected to exceed $500,000, and, to the extent that the same have been entered into, certified copies of all contracts with such subcontractors; (iv) a copy, certified as true, correct, complete and in full force and effect, of the contract with the architect (an "ARCHITECT CONTRACT") retained in connection with the construction of such Project, together with evidence of professional liability insurance carried by such architect; and (v) if the contractor is not the Guarantor or a wholly-owned Subsidiary of the Guarantor and if otherwise required by the Lenders as a condition to approval of such Project as a Qualified Project, a copy, certified as true, correct, complete and in full force and effect, of a performance or similar bond (a "PERFORMANCE BOND"), covering the contractor's performance of such contract, issued by an insurance company or bonding company whose financial condition and claims paying ability are satisfactory to the Lenders in their sole discretion, and otherwise satisfactory in form and substance to the Lenders in their sole discretion. The Lenders shall have the right to request a Performance Bond within thirty (30) days following the initial funding of Loans for a Project, and the Borrower shall provide same within thirty (30) days thereafter.

         (C) SUBMISSION OF PROJECT PACKAGES TO LENDERS. Promptly after the Administrative Agent receives for a proposed Project all of the applicable items specified in section 2.2(b), and the Inspecting Consultant Initial Report for such Project if required below, and determines that such items are satisfactory to it, the Administrative Agent will assemble and furnish to the Lenders a package (a "PROJECT PACKAGE") consisting of copies of the following items:

                  (1)      the Project Summary & Feasibility Report;

                  (2)      the Environmental Report;

                  (3)      the Appraisal Report;

                  (4) unless such Project shall have been completed and a Certificate of Occupancy issued with respect thereto, the General Contract unless the contractor is the Guarantor or a wholly-owned Subsidiary of the Guarantor, Performance Bond (if required) and other documentation contemplated by section 2.2(b)(5) (but not including the Plans and Specifications or Architect Contract); and

                  (5) unless such Project shall have been completed and a Certificate of Occupancy issued with respect thereto, a favorable written report (an "INSPECTING CONSULTANT INITIAL REPORT") prepared by the Inspecting Consultant approving the Plans and Specifications for such Project and indicating that in its opinion, the construction of the Improvements for such Project can be achieved at a total cost not to exceed the cost estimate contained in the Project Summary & Feasibility Report, and covering such other matters incident to such Project as the Administrative Agent shall have requested be covered thereby.

Notwithstanding the above, the Administrative Agent may, in its discretion, furnish any of the component items of a Project Package to the Lenders at different times as they become available and are determined by the Administrative Agent to be acceptable to it. In such event, the date the Project Package for a Project is considered delivered to any Lender shall be the date when all of the items in the Project Package have been received by such Lender. Each Lender shall advise the Administrative Agent in writing, within 10 Business Days after its receipt of a Project Package, whether it approves or disapproves of the items included in the Project Package, EXCEPT that if a Lender receives Project Packages for more than a total of 3 Projects within any 10 Business Day period, the due date for the response by such Lender to any particular Project Package so received shall be extended to 15 Business Days after its receipt of such Project Package. Any such approval or disapproval shall be within the complete and unfettered discretion of a Lender, and shall be notified to the Administrative Agent by a letter or other communication substantially in the form attached as Exhibit G hereto. Failure of a Lender to so communicate its approval or disapproval within the applicable time period specified above shall be deemed an approval of all items included in the Project Package by such Lender. If all of the items in a Project Package are approved, or deemed approved, by all of the Lenders, such Project shall be considered approved by the Lenders as, and shall constitute, a Qualified Project.

         If any of the Lenders provide written notice to the Administrative Agent, the other Lenders and the Borrower that, based upon its review of a Project Package, the Project covered thereby is not and will not be approved by such Lender as a Qualified Project unless and until specified additional requirements and/or conditions are met or satisfied, such Lender may do so, and the Borrower shall respond to such notice by giving the Administrative Agent and the Lenders written notice of its intention to meet or satisfy such additional requirements and/or conditions, or withdraw such Project from consideration for financing hereunder. If the Borrower so notifies the parties that it intends to meet or satisfy such additional requirements and/or conditions, and thereafter within 30 days does in fact meet or satisfy such additional requirements and/or conditions, and provide to the Administrative Agent such evidence as the Administrative Agent considers sufficient to establish that such additional requirements or conditions are timely met and satisfied, then the Administrative Agent is authorized to notify the Borrower and the Lenders that such Project has become a Qualified Project.

         Notwithstanding the above, the Administrative Agent need not assemble and distribute a Project Package if (i) an Event of Default shall have occurred and be continuing, or (ii) it shall have determined, in its reasonable discretion, that the aggregate principal amount of Loans to be made hereunder to finance a proposed Project through construction, completion and full commercial operation until the date Stabilization is likely to be achieved, together with the aggregate principal amount of Loans thereafter to be made to finance all other Projects then being financed hereunder, would likely exceed the Unutilized Total Commitment in effect at such time.

         (D) NOTICE OF QUALIFICATION; ALLOCATION OF RESERVED PORTION OF THE TOTAL COMMITMENT. At the time a Project becomes a Qualified Project, the Administrative Agent will notify the Borrower, the Guarantor and the Lenders thereof and of the portion of the Unutilized Total Commitment which the Administrative Agent is designating as the Reserved Portion of the Total Commitment for such Qualified Project.

         2.3. DRAW REQUESTS AND PROCEDURES. Subject to the terms and conditions hereof, the Borrower may obtain proceeds of Loans made to it hereunder, from time to time, only for payment of construction costs of the Improvements to a Qualified Project, as such construction occurs, for payment of other costs incurred as contemplated by the Project Summary & Feasibility Report related thereto, and for interest and other amounts payable by the Borrower hereunder and under the other Credit Documents to which the Borrower is a party. The Borrower will comply with the following procedures and requirements in connection with any Notice of Borrowing relating to Loans to be used as contemplated hereby:

                  (a) Draw Requests shall be submitted on behalf of the Borrower to the Administrative Agent not more frequently than monthly for each Project, EXCEPT that, notwithstanding the foregoing, a Draw Request and related Notice of Borrowing of Loans shall be deemed to have been submitted on behalf of the Borrower, resulting in the incurrence of Loans which are Prime Rate Loans (unless the Borrower shall have made arrangements with the Administrative Agent for such Loans to be LIBOR Loans and for the initial Interest Period for such LIBOR Loans), at such times and in such amounts as are necessary to pay interest on the Loans and any other amounts payable by the Borrower under the Credit Documents.


                  (b) At least 10 Business Days before the date on which the Borrower desires disbursements to the Borrower of Loan proceeds, the Borrower shall submit to the Administrative Agent a series of Draw Requests, one for each Project.

                  (c) Any requisition for disbursement of Loan proceeds (a "DRAW REQUEST") shall include (x) as to "hard costs", AIA Form G702, or such other standardized forms or formats for information typically used by the Borrower as shall be reasonably acceptable to the Administrative Agent, accompanied by a cost breakdown, the accuracy of which shall be certified by or on behalf of the Borrower, and (y) as to "soft costs", a standardized request form, containing such information and/or documentation, certified by or on behalf of the Borrower, as the Administrative Agent may reasonably require hereunder.

                  (d) The Administrative Agent's "Request for Payment" form shall serve as the disbursement control for each line item. Borrowings shall not be made or Loan proceeds disbursed for any line item in excess of the amount shown for such item in such "Request for Payment" form.

                  No disbursement of Loan proceeds shall be made by the Administrative Agent hereunder for any material additions to or increases in any identifiable portion of the cost of construction of the Improvements as reflected in the specific Plans and Specifications for a particular Project or the Project Summary & Feasibility Report, UNLESS either (x) such additions and/or increases have been reflected in a modification of the Plans and Specifications or the Project Summary & Feasibility Report delivered to and satisfactory in all respects to the Administrative Agent and the Required Lenders, in their reasonable discretion, or (y) the increases do not exceed $50,000 as to any particular item or $100,000 in the aggregate for a particular Project.

                  At or about the time a Certificate of Occupancy is issued for a Project, the Administrative Agent will review the interest reserve and working capital/operating deficit components of the budget included in the Project Summary & Feasibility Report for such Project to make sure they continue to be sufficient in the Administrative Agent's judgment. If at such time the Administrative Agent considers such components insufficient, the Administrative Agent will re-allocate such amount of the remaining hard cost contingency to or among such components, to the extent necessary, in its judgment, for such components to be sufficient for their purposes.

                  No disbursement of Loan proceeds shall be made by the Administrative Agent hereunder (i) for payment of Developer Fees to the Guarantor in excess of 7% of the direct costs of such Project (exclusive of pre-occupancy expenses, lease-up deficits and financing costs), which Developer Fees shall not be payable earlier than (x) as to 5% on completion of market approval, site zoning and permitting and completion of land acquisition by the Borrower, and (y) as to the remaining 2% upon completion of the Project to which such Developer Fees relate and issuance of a Certificate of Occupancy with respect thereto, or (ii) for any Developer Fees in excess of those identified in the Project Summary & Feasibility Report. No unused contingency included in the Project Summary & Feasibility Report shall be available for any disbursement for Developer Fees unless (i) a Certificate of Occupancy has been issued for the Project, and (ii) if the budgeted or actual costs and expenses of the Project have exceeded the Appraised Stabilized Value of the Project, such differential has previously been met by additional cash payments by the Borrower of costs and expenses of the Project beyond those contemplated to be paid by the Borrower as described in the Project Summary & Feasibility Report.

                  (e) The aggregate principal amount of Loan proceeds used as construction disbursements for a Project shall not at any time exceed an amount equal to (i) the percentage of completion, as determined by the Administrative Agent as provided below, TIMES (ii) the estimated total Project costs included in the Project Summary & Feasibility Report, as modified from time to time, for such Project, MINUS (iii) an amount (the "RETAINAGE AMOUNT") equal to the greater of (x) 5% of the value of all construction work on such Project which has been completed, or (y) such greater percentage of work completed as to which the Borrower is entitled to withhold payment as a retainage under the principal construction contract for such Project.

                  In determining the percentage of completion, the Administrative Agent shall utilize (i) the information contained in the Draw Requests, (ii) the supporting materials provided in connection therewith, and (iii) the Inspecting Consultant Progress Reports.

                  It shall be a condition to construction disbursements reflecting any particular percentage of completion of construction that the Administrative Agent shall have actually received a preliminary report of the Inspecting Consultant (an "INSPECTING CONSULTANT PROGRESS REPORT") approving for payment the hard cost items in the related Draw Request.

                  Following receipt of an Inspecting Consultant Progress Report and disbursement of Loan proceeds as contemplated thereby, the Administrative Agent shall require the Inspecting Consultant to reissue such Report in final detailed form, certifying that (1) the Inspecting Consultant made a physical inspection of the Project on a specified date, (2) the actual construction completed as of such date conforms to the percentage completion reflected in the applicable Draw Request, (3) the construction of the Improvements theretofore completed, if any, has been performed substantially in accordance with the Plans and Specifications, (4) the quality of construction of the Improvements theretofore completed is in accordance with generally accepted standards in the construction industry for the construction of similar improvements, (5) the then estimated total cost of the construction of the Improvements, (6) the nondisbursed portion of the Loans as shown on the budget plus any equity contribution made or to be made by Borrower is adequate to complete the construction of the Improvements pursuant to the Plans and Specifications, and (7) that the completion of the Improvements will reasonably occur within 18 months of commencement of construction.

                  The Borrower shall make arrangements for advance payment or reimbursement by the Borrower of the fees and expenses of the Inspecting Consultant in making any such physical inspections and Inspecting Consultant Progress Reports.

                  (f) Following completion of construction of a Project, the aggregate principal amount of Loan proceeds used as disbursements for operating deficits of such Project shall not at any time exceed the amount of operating deficits identified as part of the estimated total Project costs included in the Project Summary & Feasibility Report, as modified from time to time, for such Project. Draw Requests covering such operating deficits may be submitted by the Borrower on an estimated basis. If the Administrative Agent determines at any time on the basis of detailed financial information for a Project delivered pursuant to section 8.1 hereof that the disbursements of Loan proceeds for operating deficits for any month or other period have exceeded the actual operating deficit for such month or other period by more than $50,000, further disbursements of Loan proceeds to cover operating deficits for such Project shall be reduced to such levels as the Administrative Agent reasonably determines is necessary to avoid an imbalance between actual operating deficits and the operating deficits covered by and funded pursuant to Draw Requests. If at any time after the Administrative Agent determines that no additional disbursements to cover operating deficits of a Project are anticipated hereunder, the Administrative Agent determines on the basis of detailed financial information for a Project delivered pursuant to section 8.1 hereof that the disbursements of Loan proceeds for operating deficits of a Project have exceeded the actual operating deficits of such Project, the Administrative Agent may, upon not less than two Business Days' prior written notice to the Borrower, require the Borrower to prepay its Loans for such Project, on a date reasonably selected by the Administrative Agent so as to minimize any breakage compensation payable under section 2.12 and notified to the Borrower, in an aggregate principal amount at least sufficient to eliminate such excess.

                  (g) The Borrower shall furnish the Administrative Agent, the Collateral Agent and the Title Company with any evidence, lien waivers, or affidavits required by the Title Company if any liens of contractors, subcontractors or materialmen would appear on the endorsement to be issued with respect to the applicable Title Policy covering any disbursement of Loan proceeds.

                  (h) The Administrative Agent may, at its election, disburse the proceeds of Loans made to the Borrower (i) to the Borrower, (ii) to an account established by Borrower that the Manager of the Project to which such Loans relate may access, (iii) directly to the persons furnishing labor or materials who have furnished bills for labor or materials (which bills have been approved for payment by the Borrower (or by the applicable Manager on its behalf), if no Event of Default is in existence), or (iv) as otherwise requested by the Borrower, in any such case to be used for the purposes covered by the applicable Draw Request.

                  (i) Disbursement of Loan proceeds to or on behalf of the Borrower to finance a Project may be made to cover the cost of materials stored on the Premises of such Project for a time period of not more than 180 days, PROVIDED the same are adequately secured and insured. No disbursement of Loan proceeds will be made to or on behalf of the Borrower based on the cost of materials not stored on the Premises of such Project, unless (i) such materials are stored in licensed and bonded warehouses, (ii) the Borrower has provided written notice to the Collateral Agent and the Inspecting Consultant of an impending Draw Request covering such materials two weeks prior to the submission of the Draw Request, (iii) such materials are fully insured in an amount and with an insurance company reasonably satisfactory to the Administrative Agent and the Administrative Agent is provided a certificate of insurance evidencing such insurance, (iv) the Collateral Agent shall have received such documentation as is necessary to perfect its lien and security interest in such materials, and (v) such materials are incorporated into the Improvements within 120 days of initial storage.

                  (j) In the case of the final Draw Request for a Project, the Administrative Agent shall, if any amounts to be financed thereby are not scheduled to be immediately applied to costs and expenses of the Project, deposit the portion of the Loan proceeds which are not so intended to be immediately applied in an interest bearing cash collateral account, bearing interest for the benefit of the account, over which the Administrative Agent shall have complete and exclusive control and dominion. If no Event of Default shall have occurred and be continuing, the Administrative Agent shall, from time to time upon request of the Borrower, disburse such funds in such cash collateral account for the payment of interest on the Loans or for other Project costs set forth in the Budget but not yet paid. If an Event of Default has occurred and is continuing, the Administrative Agent shall apply any funds remaining in such cash collateral account as provided in section 10.3. If any unused funds remain in such cash collateral account after application as provided above, such amounts shall be applied as a prepayment of the Loans.

                  (k) On a monthly basis, for each Project on which Loan proceeds are advanced pursuant to a Draw Request, the Administrative Agent shall provide to each Lender a copy of the Draw Request, a copy of the Inspecting Consultant Progress Report and the endorsement issued with respect to the applicable Title Policy covering such disbursement of Loan proceeds.

                  (l) Upon the initial funding of Loans related to the Project located in Highlands Ranch, Colorado, Loan proceeds in an agreed upon amount shall be deposited by the Administrative Agent in an interest bearing cash collateral account, bearing interest for the benefit of the account, over which the Administrative Agent shall have complete and exclusive control and dominion. If no Event of Default shall have occurred and be continuing, upon delivery of the Certificate of Occupancy with respect to the such Project as required by section 8.7, the Administrative Agent shall disburse to the Borrower such withheld Loan proceeds. If an Event of Default has occurred and is continuing, the Administrative Agent shall apply such funds in such cash collateral account as provided in section 10.3. If any unused funds remain in such cash collateral account after application as provided above, such amounts shall be applied as a prepayment of the Loans.

         2.4. NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans to cover disbursements which are covered by a Draw Request or Draw Requests and may otherwise be incurred by the Borrower as contemplated by sections 2.1 and 2.3, the Borrower shall give the Administrative Agent at its Notice Office, prior to 10:00 A.M. (local time at its Notice Office), at least three Business Days' prior written notice of each Borrowing to be made hereunder. Each such notice (each such notice, a "NOTICE OF BORROWING") shall be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the particular Project or Projects to which such Loans will relate, and the aggregate principal amount of the Loans to be made for such Project or Projects pursuant to any such Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) whether any such Borrowing shall consist of Prime Rate Loans or LIBOR Loans; and (iv) if any requested Borrowing consists of LIBOR Loans, the Interest Period to be initially applicable thereto. Notwithstanding anything contained in the foregoing to the contrary, all Loans related to a particular Project must be of the same Type. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) The Administrative Agent may act prior to receipt of a written Notice of Borrowing without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.5. DISBURSEMENT OF FUNDS. (a) No later than 12:00 noon (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to LIBOR Loans, and no later than 12:00 noon (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Prime Rate Loans, provided that the Administrative Agent shall have provided at least two Business Days' prior notice of the Notice of Borrowing to such Lender as required by section 2.4(a), each Lender will make available its PRO RATA share, if any, of each Borrowing of Loans requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office. The Administrative Agent promptly will either (x) make such amounts available to or for the benefit of the Borrower by (x) depositing to the Borrower's account at the Payment Office the aggregate of the amounts so made available in the type of funds received, (y) if the Borrower so elects and the Administrative Agent is willing to accommodate such request, wire transferring such amount to an account of the Borrower or the Guarantor at a financial institution located in the continental United States and designated by the Borrower to the Administrative Agent for such purpose, or (z) as to all or any portion of such amounts, applying such amounts to the direct payment of bills for materials and labor as contemplated by section 2.3. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to or for the benefit of the Borrower (and/or so apply) a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to or for the benefit of the Borrower (or has so applied the same), the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to or for the benefit of the Borrower (or so applied) to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.9, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.12).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.1 or 4.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.


         2.6. NOTES; AND LOAN ACCOUNTS. (A) FORMS OF NOTES. The Borrower's obligation to pay the principal of, and interest on, the Loans made to the Borrower by a Lender with respect to a Project shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A (each such promissory note of the Borrower, a "NOTE"; and all such promissory notes for all Projects, collectively, the "NOTES").

         (B) NOTE ISSUED TO A LENDER FOR A PROJECT. The Note issued by the Borrower to a Lender for a Project shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan outstanding thereunder is made; (iii) be in a face amount for such Lender equal to such Lender's Percentage of the maximum Reserved Portion of the Total Commitment allocated by the Administrative Agent for such Project; (iv) be payable in the principal amount of Loans for such Project evidenced thereby; (v) mature as to the Loans for such Project on the date provided for in section 2.7;
(vi) bear interest as provided in section 2.9 in respect of the Prime Rate Loans or LIBOR Loans, as the case may be, evidenced thereby; (vii) be subject to repayment and mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (C) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (D) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to the Borrower hereunder, the Type thereof, the particular Project for which such Loan was made, and the Interest Period (if such Loan is a LIBOR
Loan), (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loan, and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (E) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.6(c) and (d) shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

         (F) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.7. MATURITY. The Loans to the Borrower for a Project shall mature and shall be repaid in full, together with accrued interest thereon, on the earlier of (x) the date which is 30 days following the date a Certificate of Occupancy is issued for such Project, or (y) the 15th monthly anniversary of the date of the Notes issued by the Borrower to the Lenders for such Project, SUBJECT to the following:

                  (A) 3-MONTH CONSTRUCTION EXTENSION OPTION. The Borrower may elect to extend the maturity date of the Loans for a particular Project for a period expiring on the three month anniversary of the date such Loans otherwise would have matured as provided above, by giving the Administrative Agent written notice of such election, PROVIDED that no such election or extension of the maturity date of any Loans for a Project shall be or become effective if at the time any Default under section 10.1(a) or Event of Default shall have occurred and be continuing.

                  (B) 3 YEAR MINI-PERM EXTENSION OPTION. If (1) construction of a Project of the Borrower shall have been completed, (2) a Certificate of Occupancy for such Project, together with any required governmental licenses and permits necessary to commence commercial operation of such Project, shall have been duly issued and shall be in full force and effect and held in the name of the Borrower or the Manager, (3) all conditions for the final disbursement of Loans pursuant to section 6.3 shall have been satisfied and all such Loans shall have been disbursed, and (4) the Administrative Agent shall have received evidence, satisfactory to it, of satisfaction of the foregoing conditions, the Borrower may elect to extend the maturity date of the Loans for such Project with no Construction Period for a Mini-Perm Period expiring on the third anniversary (except in the case of Projects located in the State of Georgia, in which case such period shall be one day prior to such third anniversary) of the date such Loans otherwise would have matured as provided above (taking into account any extension of such maturity under section 2.7(a) above), by giving the Administrative Agent written notice of such election (accompanied by copies of the Certificate of Occupancy and copies of any required governmental licenses and permits necessary to commence commercial operation of such Project), PROVIDED that no such election or extension of the maturity date of any Loans for a Project shall be or become effective if at the time any Default under section 10.1(a) or Event of Default shall have occurred and be continuing.

                  If at the time of the initial Borrowing for a Project hereunder, (1) construction of such Project shall have been completed,
         (2) a Certificate of Occupancy for such Project, together with any required governmental licenses and permits necessary for commercial operation of such Project, shall have been duly issued and shall be in full force and effect and held in the name of the Borrower or the Manager, and (3) the Administrative Agent shall have received evidence, satisfactory to it, of satisfaction of the foregoing conditions, THEN there shall only be a Mini-Perm Period (I.E., no Construction Period) for such Project and the Loans for such Project shall mature on the third anniversary of the commencement of the Mini-Perm Period for such Loans.

The Administrative Agent shall promptly (x) furnish to the Lenders copies of any elections by the Borrower pursuant to this section 2.7, and (y) notify the Borrower and the Lenders in writing of any extension of, or other information with respect to, the maturity of any Loans of the Borrower for a Project which becomes effective under this section 2.7. In determining whether a Certificate of Occupancy has been issued for a Project which consists of separate buildings, a Certificate of Occupancy for such Project shall only be considered to have been issued when one or more Certificates of Occupancy covering all of such buildings have been issued.

         2.8. OPTIONAL CONVERSIONS DURING MINI-PERM PERIOD. During the Construction Period for a Project, the Borrower shall have no option to convert the Loans for such Project from one Type into another Type. During the Mini-Perm Period for a Project, the Borrower shall have the option to convert on any Business Day all of the Loans of one Type owing by the Borrower related to such Project into a Borrowing of the other Type of Loans which can be made hereunder, PROVIDED that:

                  (a) any conversion of LIBOR Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Loans;

                  (b) Prime Rate Loans may only be converted into LIBOR Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders, otherwise agree; and

                  (c) Borrowings of LIBOR Loans resulting from this section 2.8 shall conform to the requirements of section 2.1(d).

Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of LIBOR Loans, the Interest Period to be applicable thereto, which Interest Period, after the first 12 months of the Mini-Perm Period for such Project (except for the Interest Period applicable to the initial LIBOR Rate Loans for such Project following the first 12 months of the Mini-Perm Period for such Project) must be of the same duration as the Interest Period applicable to the initial LIBOR Rate Loans for such Project following the first 12 months of the Mini-Perm Period for such Project. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

         2.9. INTEREST. (A) INTEREST ON PRIME RATE LOANS. During any period in which a Loan is a Prime Rate Loan, the unpaid principal amount of such Loan shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time.

         (B) INTEREST ON LIBOR LOANS. During any Interest Period for a LIBOR Loan for a Project, the unpaid principal amount of such Loan shall bear interest at a rate per annum which shall at all times be the relevant Adjusted LIBOR Rate for such Loan PLUS (i) during the Construction Period for such Project, 250 basis points per annum; or (ii) during the Mini-Perm Period for such Project, 225 basis points per annum prior to the time Stabilization of such Project is achieved, or 200 basis points per annum after Stabilization of such Project has been achieved. Notwithstanding the foregoing, no reduction in the interest rate margin pursuant to the preceding sentence shall be effective for any Loans for a Project until at least two Business Days after the Administrative Agent shall have received written notice from the Borrower of the occurrence of the event or circumstance giving rise to such reduction and referring specifically to the interest rate margin provisions of this section 2.9(b).

         (C) DEFAULT INTEREST. Notwithstanding the above provisions:

                  (i) if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan of the Borrower shall bear interest, payable on demand, at a rate per annum equal to the lesser of (x) 2% per annum above the rate in effect for such Loan from time to time pursuant to section 2.9(a) or (b), as applicable, and (y) the Highest Lawful Rate; and

                  (ii) if any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at the lesser of (x) a fluctuating rate per annum equal to 2% per annum above the rate in effect from time to time pursuant to section 2.9(a), and (y) the Highest Lawful Rate.

         (D) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing by the Borrower to but excluding the date of any prepayment or repayment thereof and shall be payable in respect of each Loan

                  (i) on the first Business Day of each calendar month, and

                  (ii) on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (E) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (F) NOTICE OF INTEREST RATES. The Administrative Agent upon determining the interest rate, or any change in the interest rate, for any Borrowing shall promptly notify the Borrower and the Lenders thereof.

         (G) INFORMATION REQUIRED TO DETERMINE INTEREST RATE ON LIBOR LOANS. If the Administrative Agent is unable to determine the Adjusted LIBOR Rate for any Borrowing based on the Telerate Screen referred to in the definition of Adjusted LIBOR Rate, each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted LIBOR Rate for any Borrowing consisting of LIBOR Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted LIBOR Rate on the basis of timely information furnished by the remaining Reference Banks.

         2.10. INTEREST PERIODS. (a) During the Construction Period for a Project, (i) all Loans for such Project shall be LIBOR Rate Loans, (ii) each Interest Period for any LIBOR Loan for such Project shall be the calendar month and (iii) the Adjusted LIBOR Rate applicable to all LIBOR Loans for such Project which are outstanding during such Interest Period (whether previously incurred or incurred during such Interest Period) shall be determined prior to the commencement of such Interest Period in accordance with the definition of the term Adjusted LIBOR Rate.

         (b) During the MP-12 Period for a Project, subject to the conditions set forth herein, the Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to elect whether the Loans shall be Prime Rate Loans or LIBOR Rate Loans and the duration of the Interest Period for LIBOR Rate Loans. At all times during the MP-12 Period for a Project, the LIBOR Rate Loans for such Project shall have an Interest Period of one, two, three, six or (SUBJECT to approval by all of the Lenders, based on market conditions in the Eurodollar market) 12 months duration, as elected by the Borrower. The Borrower may, from time to time, elect an Interest Period by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period so elected for such Loans, which notice must be given not later than 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the commencement of such Interest Period so elected. The initial Interest Period of the MP-12 Period for a Project for any LIBOR Rate Loans shall commence on the date such MP-12 Period commences or on such later date permitted hereunder if the Borrower initially elects Prime Rate Loans in accordance with the provisions set forth herein. In the event that the Borrower fails to elect a Type for the Loans or the duration of the Interest Period for LIBOR Rate Loans in accordance with the provisions set forth herein, the Borrower shall be deemed to have selected LIBOR Rate Loans and an Interest Period of one month;

provided, however, in no event shall LIBOR Rate Loans be permitted if the Interest Period would end after the expiration of the MP-12 Period for such Project.

         (c) During the MP-36 Period for a Project, subject to the conditions set forth herein, the Borrower shall have the right, upon not less than three Business Days' written notice to the Administrative Agent, to elect whether the Loans shall be Prime Rate Loans or LIBOR Rate Loans and the duration of the Interest Period for LIBOR Rate Loans. At all times during the MP-36 Period for a Project, the LIBOR Rate Loans for such Project shall have an Interest Period of one, two or three months duration, as elected by the Borrower; provided, however, once the Borrower elects the duration of the Interest Period for LIBOR Rate Loans during the MP-36 Period, the Borrower may not thereafter elect any other duration. Prior to the expiration of the MP-12 Period for a Project or thereafter if the Borrower has initially elected Prime Rate Loans for the MP-36 Period, the Borrower shall elect an Interest Period by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period so elected for such Loans, which notice must be given not later than 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the commencement of the first such Interest Period so elected. The initial Interest Period of the MP-36 Period for a Project for any LIBOR Rate Loan shall commence on the date such MP-36 Period for a Project commences or such later date permitted hereunder if the Borrower initially elects Prime Rate Loans, and, unless converted to a Prime Rate Loan in accordance with the provisions set forth herein, each Interest Period occurring thereafter shall be of the same duration and shall commence on the day on which the next preceding Interest Period expires. In the event that the Borrower fails to elect a Type for the Loans or the duration of the Interest Period for LIBOR Rate Loans in accordance with the provisions set forth herein, the Borrower shall be deemed to have selected LIBOR Rate Loans and an Interest Period of one month; provided, however, in no event shall LIBOR Rate Loans be permitted if the Interest Period would end after the expiration of the MP-36 Period for such Project.

         (d) During the Construction Period and during the Mini-Perm Period, all Loans for a Project shall be of the same Type. During the Mini-Perm Period for a Project, the Adjusted LIBOR Rate applicable to all LIBOR Loans for such Project which are outstanding during an Interest Period shall be determined prior to the commencement of such Interest Period in accordance with the definition of the term Adjusted LIBOR Rate. Notwithstanding anything to the contrary contained herein the last Interest Period for a LIBOR Rate Loan shall end not later than the maturity date for such Loan. The Administrative Agent shall promptly advise the Lenders of all pertinent information regarding the election of interest rate options and Interest Periods referred to herein.

         2.11. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that at any time any Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), because of

                  (i) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted LIBOR Rate pursuant to the definition thereof), and/or

                  (ii) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market,

THEN, and in any such event, such Lender shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination, and the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto); provided, however, no Lender shall demand compensation for any increased costs or reductions in the amounts received or receivable hereunder as referred to in this section 2.11(a) if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

         (b) In the event that the Administrative Agent shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Adjusted LIBOR Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate; or

                  (ii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by a Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the official interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, the Administrative Agent shall give notice of such determination (by telephone confirmed in writing) to the Borrower and each of the Lenders, and thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available and (y) in the case of clause (ii) above, all outstanding LIBOR Loans shall immediately be converted to Prime Rate Loans, in each case until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing.

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.11(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under this section 2.11 for any amounts incurred or accruing more than 90 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in this section 2.11, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.11(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.12. BREAKAGE COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn or deemed withdrawn by the Borrower); (ii) if any repayment (other than payments of installments of principal required under section 5.2(b)), prepayment or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a consequence of a forced assignment of its Loans pursuant to section 2.13(b) hereof; or (v) as a consequence of any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement.

         2.13. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.11(a) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.11(a) or (c) with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including amounts payable under section 2.12, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.11(a) or (c) with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.11.

         SECTION 3. FEES.

         3.1. UPFRONT FEES. The Borrower agrees to pay to the Administrative Agent, on the Effective Date and in immediately available funds, nonrefundable upfront fees for the accounts of the initial Lenders hereunder, at the rate of
(i) 50 basis points in the case of each Lender which has a Commitment of at least $15,000,000, and (ii) 45 basis points in the case of each other Lender, based on the respective amounts of the Commitments of the Lenders specified in Annex I hereto.

         3.2. BORROWING FEES. The Borrower agrees to pay to the Administrative Agent, on the date of the initial Borrowing by the Borrower for a Project (other than the Hilton Head II Project, which is exempt from this provision), and in immediately available funds, nonrefundable borrowing fees for the PRO RATA account of each Lender, at the rate of 25 basis points, based on each Lender's Percentage of the Reserved Portion of the Total Commitment for such Project.

         3.3. EXTENSION FEES. In the event that the Commitment Period Termination Date is extended as provided in section 4.3, the Borrower agrees to pay to the Administrative Agent, on the effective date of such extension and in immediately available funds, nonrefundable extension fees, for the PRO RATA account of each Lender, of $30,000, or if greater, aggregate extension fees at the rate of 15 basis points, based on the the Reserved Portion of the Total Commitment which remains available for Projects as to which there has been no Borrowing hereunder.

         3.4. OTHER FEES FOR ADMINISTRATIVE AGENT. The Borrower agrees to pay to the Administrative Agent, for its own account, on the Effective Date and thereafter, such arrangement, Project submission, construction monitoring and other fees as have heretofore been agreed to by the Borrower and the Administrative Agent.

         SECTION 4. COMMITMENTS.

         4.1. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to:

                  (a) terminate the Total Commitment, PROVIDED that all outstanding Loans are contemporaneously prepaid in full; and/or

                  (b) partially and permanently reduce the Unutilized Total Commitment, PROVIDED that (i) after giving effect thereto, the remaining Unutilized Total Commitment exceeds the Reserved Portion of the Total Commitment then in effect by at least $5,000,000, (ii) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders, in accordance with their respective Percentages; and (iii) any partial reduction of the Unutilized Total Commitment pursuant to this section 4.1 shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.2. MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on the six month anniversary of the Effective Date, unless a Borrowing of Loans has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the date when no additional Loans may be incurred hereunder under the applicable provisions of section 2.1

         (c) Whenever additional Loans are incurred, such Loans shall be considered a utilization of the Total Commitment in an amount equal to the aggregate principal amount of the Loans so incurred. Whenever a principal amount of Loans is repaid or prepaid, such amount shall not (except as provided in section 2.1(f), in the case of the implementation of the Incremental Commitment) be available for reborrowing, and the principal amount so repaid or prepaid shall (except in the case of a prepayment in connection with the implementation of the Incremental Commitment, as provided in section 2.1(f) hereof) be applied to permanently reduce the Total Commitment (and to proportionately and permanently reduce the Commitment of each of the Lenders).

         4.3. EXTENSION OF COMMITMENT PERIOD TERMINATION DATE. At any time during the period commencing 90 days prior to the Commitment Period Termination Date and ending 60 days prior to the Commitment Period Termination Date, the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Commitment Period Termination Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If all of the Lenders, in their sole discretion, are all willing to so extend the Commitment Period Termination Date, after taking into account such considerations as any such Lender may deem relevant, the Borrower, the Administrative Agent and all of the Lenders shall execute and deliver a definitive written instrument so extending the Commitment Period Termination Date. No such extension of the Commitment Period Termination Date shall be valid or effective for any purpose UNLESS (x) such definitive written instrument is so signed and delivered within 45 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension, and (y) the Borrower has paid to the Administrative Agent, for the PRO RATA account of the Lenders, the extension fees specified in section 3.3.


         SECTION 5. PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time, but only on the following terms and conditions:

                  (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Borrower's intent to prepay any of its Loans, the amount of such prepayment, the specific Project or Projects to which such prepayment or prepayments relate, and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (x) 11:00 A.M. (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of LIBOR Loans, or

                           (y) 12:00 noon (local time at the Notice Office) on
                  the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) each partial prepayment by the Borrower of any Borrowing shall be in an aggregate principal amount of (i) at least $100,000, or a whole Dollar amount in excess thereof, in the case of Loans which are Prime Rate Loans, or (ii) at least $1,000,000, or a whole Dollar amount in excess thereof, in the case of Loans which are LIBOR Loans;

                  (c) no partial prepayment of LIBOR Loans of the Borrower for a Project shall reduce the aggregate principal amount of such LIBOR Loans to an amount less than $1,000,000;

                  (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans;

                  (e) each prepayment of the Loans for a Project which is made during the Mini-Perm Period for such Project shall be applied to the installment payments of principal provided for in section 5.2(b) in inverse order of maturity; and

                  (f) each prepayment of LIBOR Loans pursuant to this section
         5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.12.

         5.2. REPAYMENT AND MANDATORY PREPAYMENTS. The Loans shall be repaid and shall be subject to mandatory prepayment in accordance with the following provisions:

                  (A) MATURITY. The Borrower will repay the entire remaining principal amount of its Loans in full at the maturity date thereof, as such maturity date is determined in accordance with section 2.7.

                  (B) AMORTIZATION OF LOANS DURING MINI-PERM PERIOD, ETC. (i) Commencing with the 13th month following the beginning of the Mini-Perm Period for the Loans of the Borrower for a Project, the Borrower will repay such Loans by making monthly installment payments consisting of both principal and interest on such Loans, on the first Business Day of each calendar month, with the amount of each monthly installment payment being determined by the Administrative Agent on the following basis:

                           (A) the Administrative Agent shall first determine
                  the amount of each monthly installment payment which would be necessary to fully amortize the principal balance of such Loans on the basis of level monthly payments (consisting of both principal and interest) over a 25 year period and an assumed interest rate equal to 250 basis points over the then current yield to maturity on U.S. treasury securities with a maturity of or closest to 10 years, as determined by the Administrative Agent three Business Days prior to the due date of the initial amortization payment by the Borrower for its Loans for a Project;

                           (B) for each year of the amortization period, the
                  Administrative Agent shall determine the monthly average amount of the principal portion of the installment payments in such year which would be payable as provided in clause (A) above, and the average amount so determined shall be the principal portion of the monthly installment payments payable hereunder during such year; and

                           (C) the interest portion of each monthly installment
                  payment shall be the actual accrued interest for such Loans based on the outstanding principal amount of such Loans and the interest rate then in effect pursuant to section 2.9(a) or
                  (b).

                  (ii) Not later than two Business Days prior to the due date of the initial amortization payment by the Borrower for its Loans for a Project, the Administrative Agent shall provide the Borrower with a detailed monthly amortization schedule for such Loans prepared on a basis consistent with the above provisions.

                  (iii) If the Administrative Agent determines at any time, and the Borrower agrees, that it would be desirable to adjust the amounts of the monthly amortization payments of the Borrower in order to harmonize the monthly principal portion of any installment payments by the Borrower to the corresponding notional amounts provided in a Designated Hedge Agreement related to such Loans, the Administrative Agent will so advise the Borrower and the Lenders and the amount of such amortization payments shall be adjusted in such manner as the Administrative Agent may specify in writing as necessary to achieve such harmonization. The Administrative Agent shall provide the Borrower and the Lenders with a detailed monthly amortization schedule for its Loans for any Project reflecting any such adjustments in the amounts of the monthly payments.

                  (C) IF OUTSTANDING LOANS EXCEED TOTAL COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Loans exceeds the Total Commitment as then in effect, then the Borrower shall prepay on such date an aggregate principal amount of Loans at least sufficient to eliminate such excess, and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans which are contained in section 5.1.

                  (D) MANDATORY PREPAYMENT UPON EVENT OF LOSS. In the event any Project suffers an Event of Loss: (i) the Borrower shall notify the Administrative Agent thereof within 10 days following the occurrence thereof; (ii) notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, no further Borrowings shall be made by the Borrower in respect of the Project which suffered such Event of Loss; and (iii) the then outstanding principal amount of all Loans in respect of such Project, if any, shall become due and payable on the date that is the earlier of (x) 60 days following the occurrence of such Event of Loss or (y) the date on which insurance proceeds become available, and the Borrower shall prepay such Loans in full on such date.

                  (E) IF OPERATING DEFICITS OF A PROJECT HAVE BEEN OVERFUNDED. If the Administrative Agent shall have given the Borrower written notice as contemplated by section 2.3(f) that any portion of the Loans made to the Borrower for operating deficits of a Project exceed the actual operating deficits of such Project, then the Borrower shall prepay on such date specified by the Administrative Agent in such notice an aggregate principal amount of Loans relating to such Project, at least sufficient to eliminate such excess.

                  (F) APPLICATION OF PREPAYMENTS, ETC. Each repayment and prepayment of any Loans of the Borrower made pursuant to a Borrowing shall be applied PRO RATA among such Loans. Any repayment or prepayment of LIBOR Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.12.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as otherwise provided for in section 5.4(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future United States withholding taxes. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing payment thereof by the Borrower.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit H (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor forms) and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b).

         (c) Notwithstanding anything to the contrary contained in section 5.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to section 5.4(b), or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) of section 5.2(b) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.


         SECTION 6. CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT EFFECTIVE DATE. The obligations of the Lenders to make Loans are subject to the satisfaction of each of the following conditions on the Effective Date:

                  (A) EFFECTIVENESS; FEES, ETC. The Effective Date shall have occurred and the Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (B) OTHER INITIAL CREDIT DOCUMENTS, ETC. The Credit Parties named therein shall have entered into (i) the guaranty (herein, as amended or otherwise modified from time to time, the "ALTERRA GUARANTY"), substantially in the form attached hereto as Exhibit D-1,
         (ii) the collateral assignment agreement (herein, as amended or otherwise modified from time to time, the "COLLATERAL ASSIGNMENT OF CAPITALIZATION DOCUMENTS"), substantially in the form attached hereto as Exhibit D-2, (iii) a member interest pledge agreement (herein, as amended or otherwise modified from time to time, each a "MEMBER INTEREST PLEDGE AGREEMENT"), substantially in the respective forms attached hereto as Exhibits D-3, D-4 and D-5, and such Credit Documents shall be in full force and effect, and signed counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  In addition, the Guarantor shall have delivered to the Lenders true, correct and complete copies of all of the indentures and other documents evidencing or governing the Guarantor's Subordinated Indebtedness (as defined in the Alterra Guaranty) which is outstanding on the Effective Date, and all such indentures and other documents shall be satisfactory in form and substance to all of the Lenders.

                  (C) ORGANIZATION AND CAPITALIZATION OF THE BORROWER. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, copies of

                           (i) all of the organizational documents of the
                  Borrower, as entered into and/or filed with the appropriate governmental authorities of the jurisdiction of its formation, and any amendments or other modifications thereof, certified as being in full force and effect by an officer or manager of the Borrower (the "COMPANY ORGANIZATIONAL DOCUMENTS"), and

                           (ii) all of the documents (including amendments and
                  modifications thereto) evidencing the commitments of responsible investors to make (1) capital contributions to the Borrower of at least $25,000,000 based upon all expected 19 Projects being developed, on terms satisfactory to all of the Lenders (collectively, the "COMPANY EQUITY DOCUMENTS"), and
                  (2) any loans or advances to the Borrower, on terms satisfactory to all of the Lenders, which loans and advances are subject and subordinate to the Loans pursuant to the terms and conditions of the Intercreditor Agreement (collectively, the "COMPANY CAPITALIZATION DOCUMENTS").

         All of the Company Organizational Documents and Company Capitalization Documents shall be satisfactory in form and substance to all of the Lenders.

                  The Company Organizational Documents, or resolutions adopted by the members of the Borrower and certified as duly adopted and in full force and effect by a member, manager or officer of the Borrower, which certified resolutions shall be delivered to the Administrative Agent in sufficient quantity for the Administrative Agent and the Lenders, shall provide full authority to the managing member of, or managers or officers of, the Borrower to enter into on behalf of the Borrower all of the Credit Documents to which the Borrower is (or is contemplated to be) a party.

                  (D) CORPORATE RESOLUTIONS AND APPROVALS OF GUARANTOR, ETC. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Guarantor, approving the Credit Documents to which the Guarantor is (or is contemplated to be) a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Guarantor of the Credit Documents to which it is (or is contemplated to be) a party.

                  (E) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the manager, or the Secretary or an Assistant Secretary, of each of the Borrower and the Guarantor, certifying the names and true signatures of the officers or managers of the Borrower or the Guarantor, as applicable, authorized to sign the Credit Documents to which the Borrower or the Guarantor, as applicable, is (or is contemplated to be) a party and any other documents to which the Borrower or the Guarantor, as applicable, is (or is contemplated to be) a party which may be executed and delivered in connection herewith.

                  (F) OPINIONS OF COUNSEL. On the Effective Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from (i) Hecht & Lentz, special counsel to the Borrower, substantially in the form of Exhibit E-1; and (ii) Rogers & Hardin, special counsel to the Guarantor, substantially in the form of Exhibit E-2 hereto. Such opinions of counsel shall also cover such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, and shall be in form and substance satisfactory to the Administrative Agent.

                  (G) INITIAL PROJECT CLOSINGS; RETIREMENT OF OTHER DEBT. Contemporaneously with the Effective Date, (i) Borrowings of at least $30,000,000 shall be made to finance Projects hereunder, and (ii) the Borrower shall have prepaid in full all borrowings under the Loan and Security Agreement dated June 30, 1999, as amended, with Greenwich Capital Financial Products, Inc., terminated the commitment of the lender thereunder and obtained the release or discharge of all collateral securing obligations incurred in connection therewith.

                  (H) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2. CONDITIONS PRECEDENT AT INITIAL BORROWING FOR A PROJECT. The obligation of any Lender to make any Loans to the Borrower with respect to any Project is subject to the satisfaction of each of the following conditions on the date (for a particular Project, the "PROJECT CLOSING DATE") of the initial Borrowing for such Project:

                  (A) FEES/INITIAL EQUITY.

                  (I) FEES. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 3 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (II) INITIAL EQUITY. The Borrower shall have evidenced to the satisfaction of the Administrative Agent cash capital contributions from its members in an amount not less than twenty-five percent (25%) of the aggregate budgeted costs and expenses of the acquisition and construction of such Project and the operation thereof as reflected in the Project Summary & Feasibility Report with respect to such Project as initially approved, or deemed approved, by the Administrative Agent and the Lenders.

                  (B) QUALIFICATION OF PROJECT; GOOD STANDING OF BORROWER IN JURISDICTION WHERE PROJECT LOCATED. Such Project shall constitute a Qualified Project, in accordance with the provisions of section 2.2 hereof. The Administrative Agent shall have received, in sufficient quantity for the Administrative

         Agent and the Lenders, a certificate, dated as of a recent date, of the Secretary of State or other appropriate governmental official of the jurisdiction in which such Project is located, as to the good standing and authorization to do business of the Borrower in such jurisdiction.

                  (C) DEVELOPMENT CONTRACT/MANAGEMENT CONTRACT/ PROJECT LEASE ARRANGEMENTS. The Borrower shall have entered into a development contract for the Project with the Developer (a "DEVELOPMENT CONTRACT"), substantially in the form attached as Exhibit K hereto, a management contract for the Project with the Manager (a "MANAGEMENT CONTRACT"), substantially in the form attached as Exhibit I hereto, and, where applicable, a lease of the Project to the Manager (a "PROJECT LEASE"), substantially in the form attached as Exhibit J hereto, and such Development Contract, and Management Contract or Project Lease, as applicable, shall be in full force and effect.

                  (D) CREDIT DOCUMENTS RELATED TO SUCH PROJECT. The following documents shall be delivered and conditions shall be satisfied:

                           (I) MORTGAGE. The Borrower shall have duly executed,
                  acknowledged and delivered a mortgage, deed of trust, deed to secure debt or similar instrument relating to such Project (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "MORTGAGE"), substantially in the form attached hereto as Exhibit C-1, such Mortgage shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (II) ASSIGNMENT OF LEASES. The Borrower and the
                  Manager shall have duly executed, acknowledged and delivered an Assignment of Leases and Rents (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, an "ASSIGNMENT OF LEASES"), substantially in the form attached hereto as Exhibit C-2, for such Project, such Assignment of Leases shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (III) COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS.
                  The Borrower and the Manager shall have duly executed and delivered a Collateral Assignment of Contracts and Plans (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "COLLATERAL ASSIGNMENT OF CONTRACTS AND PLANS"), substantially in the form attached hereto as Exhibit C-3, for such Project, covering (i) unless the Project has been completed and a Certificate of Occupancy issued with respect thereto, the Plans and Specifications for such Project, (ii) the Borrower's interests in any Management Contract for such Project, and (iii) unless the Project has been completed and a Certificate of Occupancy issued with respect thereto, all contracts with the general contractor or any other contractors, architects and mechanical and structural engineers, if any, retained in connection with the construction of the Improvements for such Project, together with consents of the general contractor, the architect, and any other parties to the contracts and agreements being assigned which are valued in excess of $500,000 and required by the Administrative Agent, in form and substance satisfactory to the Collateral Agent, containing the confirmation by such other parties that they will continue to perform under such contracts and agreements, as the same may be, after enforcement of and realization of such assignment by the Collateral Agent. Such Collateral Assignment of Contracts and Plans shall be in full force and effect, and original or photocopy counterparts thereof and of such consents shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (IV) COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS.
                  The Borrower and the Manager shall have duly executed and delivered a Collateral Assignment of Licenses and Permits (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS"), substantially in the form attached hereto as Exhibit C-4, for such Project, covering all licenses and permits required for the ownership, construction and operation of such Project, such Collateral Assignment of Licenses and Permits shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (V) ENVIRONMENTAL INDEMNITY AGREEMENT. The
                  Administrative Agent and the Borrower shall have duly executed and delivered an Environmental Indemnity Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, an "ENVIRONMENTAL INDEMNITY AGREEMENT"), substantially in the form attached hereto as Exhibit C-5, for such Project, such Environmental Indemnity Agreement shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                           (VI) MANAGEMENT SUBORDINATION AGREEMENT. All rights
                  of the Developer under the Development Contract, and the Manager under the Management Contract and the Project Lease, if applicable, for such Project shall be subordinated to the Obligations and the Lien of the Mortgage for such Project pursuant to a subordination agreement substantially in the form attached hereto as Exhibit C-6 (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, a "MANAGEMENT SUBORDINATION AGREEMENT"). Such Management Subordination Agreement shall include as an Exhibit thereto a true correct and complete copy of the Development Contract, and the Management Contract or Project Lease, as applicable. Such Management Subordination Agreement shall be in full force and effect, and original or photocopy counterparts thereof shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders.

                  (E) RECORDATION OF SECURITY DOCUMENTS, PAYMENT OF TAXES, ETC. Such Mortgage and such Collateral Assignment of Leases shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all notices or UCC financing statements in respect of any liens and security interests purported to be granted by any of the Security Documents executed by the Borrower or otherwise related to such Project shall have been duly executed, recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

                  (F) EVIDENCE OF INSURANCE. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Credit Documents to which the Borrower is a party, and copies of all certificates of insurance or endorsements to policies related to such compliance shall have been delivered to the Administrative Agent in sufficient quantities for the Lenders.

                  (G) SEARCH REPORTS. The Administrative Agent shall have received completed requests for information from filing officers on an appropriate UCC form, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against the Borrower in any jurisdiction in which the Borrower maintains an office or in which any Collateral of the Borrower is or is to be located, together with copies of such financing statements. No such financing statements shall reflect any security interests which encumber or conflict with the first priority of any security interests purported to be granted by the Borrower to the Collateral Agent.

                  (H) TITLE COMMITMENT, ETC. As to each Real Property subjected to the Lien of a Mortgage of the Borrower (a "MORTGAGED PROPERTY"), the Collateral Agent shall have received a commitment or proforma policy for an ALTA mortgagee's policy of title insurance (the "TITLE COMMITMENT") issued by a title insurance company satisfactory to the Collateral Agent (a "TITLE COMPANY") for the full aggregate amount of the Loans to be made to the Borrower related to the Project located at such Real Property establishing that the Title Company is prepared, upon the making of Loans for such Project and other typical conditions, to insure the Mortgage of the Borrower as of the time of its filing for record as a first and prior lien upon the Premises and on the Improvements to be erected by the Borrower thereon, subject only to the Permitted Exceptions (as defined in the Borrower's Mortgage). The Title Commitment shall meet the requirements set forth in Annex II attached hereto. Not less than five Business days prior to the Project Closing Date there shall be delivered to the Collateral Agent copies of all documents constituting the Permitted Exceptions. Contemporaneously with the Project Closing Date, the Borrower shall instruct the Title Company to deliver to the Collateral Agent a final policy of title insurance (a "TITLE POLICY") reflecting the Title Commitment, the requirements of the Credit Documents applicable thereto, and the recording of the Borrower's Mortgage, as soon as possible after closing. In addition, the Borrower shall have paid or caused to be paid all costs and expenses payable in connection with all of such actions, including but not limited to (x) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement and the execution and delivery of the Notes, such Mortgage or any of the other Credit Documents or the recording of any of the same; and (y) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Mortgage or any other Credit Documents in the appropriate public records.

                  (I) SURVEY, ETC. As to each Mortgaged Property of the Borrower, the Collateral Agent shall have received a current survey and site plan showing the outline of the Premises and all matters shown in Schedule B, Section 2 of the Title Commitment and meeting all of the requirements of the "Property Survey" set forth in Annex III attached hereto. Said survey shall be currently dated and shall be prepared in accordance with (A) the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (the "MINIMUM REQUIREMENTS"), as jointly adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 (or as amended); (B) requirements of applicable statutes of the jurisdiction in which the Premises are located; and (C) standards of the state society of professional land surveyors of such jurisdiction, if any, bearing a proper certificate by the surveyor, which certificate shall include the legal description of the Premises, shall be made in favor of the Collateral Agent and the Title Company, be substantially in the form of Annex IV attached hereto, and contain such other certifications as are contemplated by the Minimum Requirements and applicable state statutes. The survey shall also contain such additional information as may reasonably be required by the Collateral Agent or the Title Company. The survey shall be subject to the approval of the Collateral Agent and certified by a land surveyor registered as such in the applicable jurisdiction and approved by the Collateral Agent.

                  (J) FLOOD MAPS, ETC. The Collateral Agent and the Lenders shall have received evidence satisfactory to the Collateral Agent and each Lender that the Premises are not included in a special flood hazard area as designated by the Federal Emergency Management Agency ("FEMA") on its Flood Hazard Boundary Map ("FHBMS") and Flood Insurance Rate Maps ("FIRMS"), and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

                  (K) OPINIONS OF COUNSEL. The Collateral Agent shall have received (i) an opinion of counsel to the Borrower as to the due authorization, execution and delivery by the Borrower of the Credit Documents referred to in section 6.2(e) and covering such other matters incident to the transactions contemplated hereby as the Collateral Agent may reasonably request, and (ii) if requested by the Collateral Agent (it being understood that the Collateral Agent is authorized to refrain from making such request if it recently shall have received an opinion of local counsel in the same jurisdiction as to the mortgaging by the Borrower of a different Mortgaged Property as part of the Collateral), an opinion of local counsel in the jurisdiction in which the Mortgaged Property is located, covering such matters incident to the transactions contemplated hereby as the Collateral Agent may reasonably request, all such opinions to be in form and substance reasonably satisfactory to the Collateral Agent.

                  (L) ADDITIONAL REQUIREMENTS FOR PROJECTS WHICH ARE COMPLETED AT THE TIME OF THE INITIAL BORROWING. If such Project has been completed at the time of the initial Borrowing with respect thereto, the Administrative Agent shall have received

                           (i) copies of the Certificate of Occupancy with
                  respect thereto (except with respect to the Projects in Highlands Ranch, Colorado and Florence New Jersey),

                           (ii) a final as-built survey, bearing a proper
                  certificate by the surveyor, showing the completed Improvements and all easements and right-of-ways, and

                           (iii) if such Project has been completed within 90
                  days prior to the date of the Borrowing in respect thereof, an affidavit of the Borrower stating that each person providing any material or performing any work in connection with the Premises has been (or will be, with the proceeds of and immediately following receipt by the Borrower of such Borrowing) paid in full or bonded or insured to the reasonable satisfaction of the Administrative Agent, and all such documents shall be satisfactory in form and substance to the Administrative Agent.

                  (M) ADDITIONAL REQUIREMENTS FOR PROJECTS WHICH HAVE NOT BEEN COMPLETED AT THE TIME OF THE INITIAL BORROWING. If such Project has not been completed at the time of the initial Borrowing with respect thereto:

                           (I) PERMITS AND AUTHORIZATIONS; LEGAL REQUIREMENTS,
                  ETC. The Administrative Agent shall have received:

                                    (A) copies of all permits and authorizations
                           covering the grading and excavation of the Project, and

                                    (B) either (x) copies of all other required
                           building permits, and zoning, site and other governmental approvals, for the construction of the Improvements, or (y) certification or opinion from the Borrower's independent architect or construction engineer, substantially to the effect that the construction of the Improvements in accordance with the Plans and Specifications and the intended use of the Improvements appears to comply with all applicable material Legal Requirements which are applicable to the Premises;

                  and the Administrative Agent shall be satisfied that (C) any required zoning or site plan approvals for the Improvements have been obtained from all applicable governmental authorities and are in full force and effect, or that any such approvals can be obtained in the ordinary course of business without undue difficulty at or prior to the time so required, and (D) there is no pending proceeding, either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Improvements or the Premises; and all such matters and documents shall be satisfactory in form and substance to the Administrative Agent.

                           (II) SOIL REPORT. The Administrative Agent shall have
                  received a soil report, prepared by an engineering or similar firm acceptable to the Administrative Agent, satisfactory in form and substance to it, demonstrating to the satisfaction of the Administrative Agent that the soil underlying the Borrower's Project will adequately support the Improvements of such Project when constructed in accordance with the Plans and Specifications applicable thereto.

                           (III) ESTIMATED COSTS AND DISBURSEMENTS. If in
                  addition to the Project Summary & Feasibility Report for such Project, the Administrative Agent has requested more detailed information as to the estimated costs of such Project, the Administrative Agent shall have received (A) an itemized, certified statement of the Guarantor or the Borrower giving estimated costs of the entire Project; and (iv) a certificate of the Guarantor or the Borrower as to the Borrower's estimated schedule for disbursements of the Loan proceeds for such Project.

                  (N) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

The Lenders agree that the Administrative Agent and the Collateral Agent may, in their discretion, without the approval or consent of, or any liability to, any of the Lenders, (i) cause a particular Mortgage (and any other Security Documents related thereto) to be limited so that it secures only the Loans made to finance the Project covered thereby, and accept corresponding changes in the coverage of the Title Policy applicable thereto, in order to avoid burdensome recording taxes or charges which would be imposed if such Mortgage secured instead some greater amount (or all) of the Obligations, (ii) shorten the maturity of any Notes, if requested by the Borrower in order to avoid burdensome recording or intangibles taxes or similar charges, (iii) accept and approve the forms of leases and any subordination and nondisturbance agreements, as contemplated by section 8.12, and/or (v) approve any grants of licenses or easements affecting any Mortgaged Property which, in the reasonable opinion of the Administrative Agent, do not materially adversely affect the value of such Mortgaged Property.

         6.3. CONDITIONS PRECEDENT FOR SUBSEQUENT BORROWINGS DURING THE CONSTRUCTION PERIOD FOR A PROJECT. The obligation of any Lender to make any Loans for a Project during the Construction Period for such Project is subject to the satisfaction of each of the following conditions on the date of any Borrowing by the Borrower for a Project after the date of the initial Borrowing by the Borrower for such Project:

                  (A) PLANS AND SPECIFICATIONS. The Administrative Agent shall have received the Plans and Specifications for the Improvements to such Project to the extent not already delivered to the Administrative Agent, and if such Plans and Specifications reflect any modifications or additional items not previously approved by the Administrative Agent and the Inspecting Consultant, or otherwise permitted under section 2.3(d), such modifications and/or additional items shall be satisfactory in form and substance to the Administrative Agent and the Inspecting Consultant, in their reasonable discretion, and copies of any report thereon of the Inspecting Consultant shall have been delivered to the Administrative Agent and the Lenders.

                  (B) TITLE POLICY ENDORSEMENT/LIEN WAIVERS. The Collateral Agent shall have received an endorsement (including without limitation a CLTA Endorsement No. 122 for Projects located in

         California) to the Title Policy indicating that since the last preceding disbursement of the Loans to the Borrower for such Project there has been no change in the state of title and no survey exceptions not theretofore approved by the Collateral Agent and increasing the coverage of the Title Policy by an amount equal to the disbursement then being made so that the total amount insured equals the total amount of Loan proceeds disbursed by the Administrative Agent to the Borrower under the terms hereof relating to the Project located on the Real Property covered by such Title Policy and changing the effective date of the Title Policy to the date of the disbursement. For any Project located in California, the Borrower shall furnish unconditional lien waivers covering any amount funded by prior disbursements of proceeds of Loans or paid by the Borrower to suppliers of work or materials prior to the date for which the disbursement is requested; for Projects in all other states, the Borrower shall provide such lien waivers upon the request of the Administrative Agent or Title Company, including, without limitation, for work performed by the general contractor. No valid "stop notice" or similar notice shall have been filed and remain unsatisfied or unreleased as of the date of any scheduled disbursement.


                  (C) LOAN PROCEEDS FIRST USED TO PAY FOR FOUNDATION OR BUILDING COSTS. Prior to the first advance to the Borrower of Loan proceeds to be used for the payment or financing of foundation or building costs for a Project, the Administrative Agent shall have received, if not previously delivered, a copy of the applicable building permit or similar governmental approval for the construction of the Improvements.

                  (D) FINAL LOANS BY THE BORROWER FOR A PROJECT. In the case of Loans to be incurred by the Borrower for a Project after completion of the Improvements to such Project any portion of the proceeds of which is to be used to pay any Retainage Amount, the Administrative Agent shall have received the following, each of which shall be satisfactory in form and substance to it:

                           (i) evidence of the issuance by all appropriate
                  governmental authorities of the Certificate of Occupancy and any other material permits or authorizations related to the construction, occupancy or operation of the Improvements;

                           (ii) a final as-built survey, bearing a proper
                  certificate by the surveyor, showing the completed Improvements and all easements and right-of-ways;

                           (iii) an additional endorsement to the Title Policy
                  insuring the priority of the Mortgage in the full amount of the Loans to the Borrower relating to the Project covered by such Mortgage against mechanic's and materialmen's liens (including inchoate liens) arising by reason of unpaid labor and materials supplied in connection with the construction and development of the Project;

                           (iv) a certificate by the Inspecting Consultant or
                  other person satisfactory to the Administrative Agent stating that the Improvements have been 100% completed substantially in accordance with the Plans and Specifications;

                           (v) an affidavit of the Borrower stating that each
                  person providing any material or performing any work in connection with the Premises has been (or will be, with the proceeds of and immediately following receipt by the Borrower of such final Loan disbursement) paid in full or bonded or insured to the reasonable satisfaction of the Administrative Agent; and

                           (vi) for Projects located in California, evidence
                  that a Notice of Completion shall have been recorded, and evidence of compliance with all similar requirements in other states, if any, for Project located in states other than California.

         6.4. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of any Lender to make any Loan is subject, at the time thereof, to the satisfaction of the following conditions:

                  (A) LOANS DURING CONSTRUCTION PERIOD. In the case of any Loan for a Project during the Construction Period therefor, the Administrative Agent shall have received a Draw Request and a Notice of Borrowing meeting the requirements of sections 2.3 and 2.4 with respect to the incurrence of such Loan. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, copies of an Inspecting Consultant Progress Report which justifies the disbursement of Loan proceeds covered by the Draw Request relating to such Borrowing.

                  (B) LOANS FOR PROJECTS WHICH ARE COMPLETED AT THE TIME OF THE INITIAL BORROWING. In the case of a Project which is first financed hereunder following completion thereof, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section
         2.4 with respect to the incurrence of the Loans for such Project.

                  (C) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of such Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in sections 6.1, 6.2, 6.3 and/or 6.4, as the case may be, exist as of that time. Those certificates, legal opinions and other documents and papers referred to in this section 6 as being deliverable only to the Administrative Agent or the Collateral Agent need not be delivered to the Lenders. Those certificates, legal opinions and other documents and papers referred to in this section 6 as being deliverable to the Lenders or to the Administrative Agent for the account of the Lenders shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         For the convenience of the parties hereto, Annex V to this Agreement contains a Qualified Project Construction Loan Checklist which is intended to be used by the parties in satisfying the requirements of this Agreement with respect to the qualification and financing of Projects hereunder. In the event of any inconsistency between the terms of Annex V and any of the terms or conditions of this Agreement or the other Credit Documents, the terms and conditions of this Agreement and the other Credit Documents shall control.

         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of any Loans:

         7.1. ORGANIZATIONAL STATUS, ETC. The Borrower is a duly organized or formed and validly existing limited liability company, in good standing under the laws of the jurisdiction of its formation and has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. The Borrower has duly qualified and is authorized to do business in (i) all jurisdictions where any of its Projects is located; and (ii) all other jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2. SUBSIDIARIES. The Borrower has no Subsidiaries.

         7.3. ORGANIZATIONAL POWER AND AUTHORITY, ETC. The Borrower has the organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary organizational (including any required approvals of its members) action to authorize the execution, delivery and performance of the Credit Documents to which it is party. The Borrower has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created by the Credit Documents themselves) upon any of the property or assets of the Borrower pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Borrower is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Company Organizational Documents.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which the Borrower is a party, other than filing and recordings required to establish and perfect any Liens purported to be granted by any of the Credit Documents. No Project participates in any Medicare or Medicaid or similar program.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be used solely to finance costs and expenses incurred in connection with the acquisition, construction and development of Qualified Projects, as more particularly specified in the Project Summary & Feasibility Reports.

         (b) No part of the proceeds of any Loans will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Loans, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower was formed on December 29, 1998, with an initial committed equity capitalization of $10,000,000, later increased to $25,125,000 based upon all expected 19

Projects being developed, and has at the date hereof no assets or liabilities unrelated to the ownership and development of the 19 Projects which it acquired or has the right to acquire pursuant to the Company Capitalization Documents. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of its balance sheet as of June 30, 1999. Such balance sheet has been prepared in accordance with GAAP and fairly presents the financial position of the Borrower as of the date indicated, subject, to the absence of footnotes and to normal year-end or audit adjustments which the Borrower reasonably believes will not involve a Material Adverse Effect.

         (b) The Borrower (i) has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders, (ii) has committed capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (iii) is solvent and able to pay its debts as they mature, and (iv) owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts. The Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors.

         (c) The Borrower has received aggregate cash capital contributions from its members in an amount not less than twenty-five percent (25%) of the aggregate budgeted costs and expenses of the acquisition and construction of all Projects approved, or deemed approved, by the Administrative Agent and the Lenders hereunder and the operation thereof as reflected in each such Project's Project Summary & Feasibility Reports as initially approved, or deemed approved, by the Administrative Agent and the Lenders.

         7.9. NO MATERIAL ADVERSE CHANGE. Since the date of its formation on December 29, 1998, there has been no change in the condition, business or affairs of the Borrower, or its properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. The Borrower has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower has made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Borrower has good and marketable title, in the case of real property, and good title (or valid leasehold interests, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower.

         7.12. LAWFUL OPERATIONS, ETC. The Borrower and any applicable Manager, taken together, hold or can readily obtain without undue difficulty prior to the time required to be obtained, all federal, state and local governmental licenses, registrations, certifications, permits and authorizations which are necessary under applicable Legal Requirements in order to own, construct, develop and operate each Project, except for any failure to obtain and maintain in effect any such licenses, registrations, certifications, permits and authorizations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower is in full compliance with all material Legal Requirements which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.13. ENVIRONMENTAL MATTERS. (a) There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any Real Property of the Borrower, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. (a) The Borrower is not and will not be an "employee benefit plan" as defined in section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of the Borrower do not and will not constitute "plan assets" of one or more of such plans for purposes of Title I of ERISA.

         (b) The Borrower (1) is not and will not be a "governmental plan" within the meaning of section 3(32) of ERISA and transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of and fiduciary obligations with respect to governmental plans and (2) one or more of the following circumstances is true:

                  (A) equity interests in the Borrower are publicly-offered securities within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

                  (B) less than 25% of each outstanding class of equity interests in the Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.ss.2510.3-101(f)(2); or

                  (C) the Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

         (c) Compliance by the Borrower with the provisions hereof and the making of the Loans contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all its contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INVESTMENT COMPANY ACT, ETC. The Borrower is not subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.16. BORROWER NOT A FOREIGN PERSON, ETC. The Borrower is not a "foreign person" within the meaning of section 1445(f)(3) of the Code.

         7.17. NO COLLECTIVE BARGAINING AGREEMENTS. The Borrower is not a party to any collective bargaining agreement.

         7.18. SECURITY INTERESTS. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens, other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid, or arrangements for such payment made which are satisfactory to the Administrative Agent.

         7.19. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                  (A) ANNUAL UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such fiscal year and the related unaudited statements of income, of members' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower.

                  (B) QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 60 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed balance sheet of the Borrower as at the end of such quarterly period and the related unaudited condensed statements of income and of cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, all of which financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end or audit adjustments.

                  (C) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall include, if monthly financial information is not at the time required to be delivered hereunder pursuant to section 8.1(d), computations, in reasonable detail, of the DSCR for each Project for the preceding two fiscal quarters, in the case of any Project which has been open and operating for such period.

                  (D) MONTHLY PROJECT FINANCIAL STATEMENTS. Once a Project is financed hereunder and thereafter until such Project has individually achieved a DSCR of at least 1.20 to 1.00 for each of two consecutive fiscal quarters, as soon as available and in any event within 45 days after the close of each of the monthly accounting periods in each fiscal year of the Borrower, the unaudited financial statements and other financial information for such Project, in the form regularly prepared for internal review by senior financial officers of the Borrower, in each case setting forth comparisons of actual financial information with the budgeted and projected financial information included in the Project Summary & Feasibility Reports for such Project, and occupancy statistics, all in reasonable detail and certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, which certificate shall include computations, in reasonable detail, of the DSCR for such Project for the preceding two fiscal quarters, in the case of any Project which has been open and operating for such period.

                  (E) QUARTERLY PROJECT FINANCIAL STATEMENTS. In the case of any Project which is being financed hereunder and as to which monthly financial information is not required to be delivered pursuant to section 8.1(d), as soon as available and in any event within 60 days after the close of each of the first three fiscal quarters of the Borrower, and within 120 days after the close of the fourth fiscal quarter of the Borrower's fiscal year, financial statements which include at least an income statement and a cash flow statement, and other financial information for such Project for such fiscal quarter, including comparisons of actual financial information with the budgeted and projected financial information included in the Project Summary & Feasibility Report for such Project, and occupancy statistics, all in reasonable detail and certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, which certificate shall include computations, in reasonable detail, of the DSCR for such Project for the preceding two fiscal quarters.

                  (F) ANNUAL PROJECT FINANCIAL STATEMENTS. In the case of any Project which was financed hereunder during a fiscal year of the Borrower, as soon as available and in any event within 120 days after the close of such fiscal year, financial statements which include at least an income statement and a cash flow statement, and other financial information for such Project for such fiscal year, including comparisons of actual financial information with the budgeted and projected financial information included in the Project Summary & Feasibility Report for such Project, all in reasonable detail and certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, which certificate shall include computations, in reasonable detail, of the DSCR for such Project for the fiscal year.

                  (G) NOTICE OF DEFAULT OR LITIGATION, ETC. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) below, after the Borrower obtains knowledge thereof, notice of

                           (i) the occurrence of any event which constitutes a
                  Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, or

                           (ii) any litigation or governmental or regulatory
                  proceeding pending against the Borrower which is likely to have a Material Adverse Effect.

                  (H) ERISA. Promptly, and in any event within 10 days after the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower to
                  withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $1,000,000;

                           (vii) any material increase in the contingent
                  liability of the Borrower with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (I) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any Real Property owned or operated by the Borrower; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower that (A) results in noncompliance by the Borrower with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower of such Real Property under any Environmental Law; and
         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's response thereto.

                  (J) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower, its business or any of its properties as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP; and (ii) permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower in whomsoever's possession (but only to the extent the Borrower has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and to make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3. INSURANCE. (a) The Borrower will (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         (b) Without limitation of the foregoing, the Borrower will at all times keep its properties which are subject to the Lien of any Security Document insured in favor of the Collateral Agent in accordance with the requirements of the Credit Documents to which the Borrower is a party.

         (c) If the Borrower shall fail to maintain all insurance in accordance with this section 8.3 or the corresponding provisions of any of the other Credit Documents, or if the Borrower shall fail to endorse and deliver or deposit any endorsements or certificates with respect thereto as required by any of the Credit Documents, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be for all costs and expenses of procuring such insurance.

         8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower; PROVIDED that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower.

         8.5. ORGANIZATIONAL EXISTENCE AND FRANCHISES. The Borrower will do, or cause to be done, all things necessary to preserve and keep in full force and effect its organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; or (ii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6. GOOD REPAIR. The Borrower will ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect. The Borrower will provide a Certificate of Occupancy with respect to the Project located in Highlands Ranch, Colorado on or before November 15, 1999 and with respect to the Project located in Florence, New Jersey on or before the expiration of the temporary certificate of occupancy related thereto, as same may be extended.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof:

                  (a) The Borrower will (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

                  (b) Without limitation of the foregoing, if the Borrower shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

                  (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except
         (i) to the extent that the Borrower is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

                  (d) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (x) the Lenders receive notice under section 8.1(i) for any Environmental Claim involving potential expenditures by the Borrower in excess of $50,000 in the aggregate for any Real Property, or (y) the Administrative Agent or the Required Lenders otherwise become aware of any circumstances under which the Borrower may become liable for remedial or similar expenditures potentially required to be made by the Borrower in order for any Real Property to be brought into compliance with Environmental Laws or to satisfy an Environmental Claim with respect to such Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

         8.9. PROJECT MANAGEMENT. The Borrower will at all times cause each Project being financed hereunder to be managed by the applicable Manager pursuant to the Management Contract and Project Lease, if applicable, in effect for such Project at the time of the initial Borrowing hereunder for such Project, as contemplated by section 6.2(c). So long as a Project is being financed hereunder, the Borrower will comply with all of its obligations under the Development Contract and the Management Contract and Project Lease, if applicable, for such Project, and will maintain the same in full force and effect, without any amendment, waiver or other modification of any of the terms or provisions thereof which has not been approved in writing by the Required Lenders.

         8.10. CASUALTY AND CONDEMNATION. (a) The Borrower will promptly (and in any event within 30 days) furnish to the Administrative Agent and the Lenders written notice of any material damage to or loss of any material portion of any Project occasioned by fire, rain, flood, storm, earthquake or other casualty or loss of any nature, whether insured or uninsured, and of the commencement of any action or other proceeding for the taking of any material portion of or interest in any Project under power of eminent domain or by condemnation or similar proceeding.

         (b) If an event described in paragraph (a) above results in an Event of Loss with respect to a Project, the Borrower will prepay its Loans for such Project as provided in section 5.2(d), and for such purpose the Borrower may use the Net Proceeds from the Event of Loss.

         (c) If an event described in paragraph (a) above does not constitute an Event of Loss with respect to a Project, the Borrower will promptly and diligently, at its expense, commence and carry to completion the repair and restoration of the damage to the applicable Project, and the replacement of any portion of the Project which is not susceptible of repair or restoration; and if such event results in Net Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Credit Party, the Borrower will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Collateral Agent; PROVIDED that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds in respect of business interruption insurance) are less than $250,000, such Net Proceeds shall be paid over to or retained by the applicable Credit Party unless a Default under section 10.1(a) or Event of Default has occurred and is continuing, and shall be applied by it to the cost of repair or restoration of the Project, and (ii) all proceeds of business interruption insurance shall be paid over to or retained by the applicable Credit Party unless a Default under section 10.1(a) or Event of Default has occurred and is continuing.

         (d) All such Net Proceeds retained by or paid over to the Collateral Agent pursuant to section 8.10(c) shall be held by the Collateral Agent in an interest bearing account as part of the Collateral and, if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, shall be released by the Collateral Agent from time to time to or at the direction of the Borrower to pay the costs of repairing, restoring or replacing the affected property in accordance with the original construction requirements or any other applicable terms of the applicable Security Documents. No Net Proceeds shall be released by the Collateral Agent unless the Borrower has evidenced, to the satisfaction of the Collateral Agent, that such Net Proceeds are sufficient to complete such repair, restoration or replacement, or the Borrower has evidenced, to the satisfaction of the Collateral Agent, payment of any shortfall pursuant to capital contributions by its members.

         (e) If the Collateral Agent determines at any time that any Net Proceeds retained by or paid over to the Collateral Agent pursuant to section 8.10(c) as provided above (x) remain after the application thereof to the repair, restoration or replacement of the affected property, or (y) may not, because a Default under section 10.1(a) or Event of Default has occurred and is continuing, be applied to the repair or restoration or replacement of any property, then such Net Proceeds shall be promptly applied to prepay Loans related to the applicable Project or otherwise to satisfy Obligations of the Borrower, in accordance with the provisions of this Agreement, and if any such Net Proceeds remain after such application, the Collateral Agent shall pay such remaining amount to or as directed by the Borrower, or to whomsoever else shall be lawfully entitled thereto.

         8.11. HEDGE AGREEMENTS, ETC. (a) If the Borrower proposes to enter into any Hedge Agreement, the Borrower will do so (i) only in order to provide protection to the Borrower from fluctuations and other changes in interest rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreement; and (ii) only if prior to the Borrower entering into any such Hedge Agreement, the Borrower notifies the Administrative Agent thereof in writing, specifying the material terms of such transaction.

         (b) Without limitation of the foregoing, the Borrower will obtain within 30 days following the initial Borrowing for a Project hereunder, and thereafter maintain in effect for a period ending not earlier than the projected expiration date of the applicable Mini-Perm Period for such Project, one or more Hedge Agreements, in form and substance satisfactory to the Administrative Agent and the Required Lenders, with an aggregate notional amount at least equal to 100% of the Reserved Portion of the Total Commitment attributable to such Project, protecting the Borrower against changes in floating interest rates hereunder as compared to United States Treasury interest rates or yields, as can be obtained at reasonable cost in light of prevailing market conditions.

         8.12. CERTAIN LEASES AFFECTING A PROJECT. In the event that the Borrower (or a Manager) proposes to enter into any lease agreement, other than a Project Lease, affecting any Project (x) under which more than 5,000 square feet of the Premises of a Project may be leased to any other person, or (y) which involves annual rental greater than $50,000, it may do so only if (i) such lease agreement shall provide that it is subordinated to the Lien of the Mortgage covering such Premises in a manner satisfactory to the Collateral Agent, or the Collateral Agent shall have entered into a subordination, non-disturbance and attornment agreement, reasonably satisfactory in form and substance to the Collateral Agent, with the tenant under any such lease agreement (it being understood that for the convenience of the Borrower, the Administrative Agent will promptly upon request provide a form of such subordination, non-disturbance agreement which will be acceptable to the Collateral Agent), and (ii) such lease agreement otherwise complies with all applicable requirements of section 6 of the Mortgage covering such Project.

         8.13. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects rank prior to the claims of every unsecured creditor of the Borrower, and (b) any Indebtedness of the Borrower which is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

         8.14. LICENSES. The Borrower shall do or cause to be done all things necessary to obtain, preserve and keep in full force and effect all licenses, certificates of need, certificate of need waivers and other licenses, authorizations and certificates necessary under any Legal Requirement to operate each Project as an assisted living facility (the "LICENSES"). Upon request, the Borrower shall provide to the Administrative Agent copies of all Licenses. The Borrower shall provide to the Administrative Agent notice of any actual or threatened revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew any License. Additionally, the Borrower will furnish to the Administrative Agent copies of all Deficiency Notices and agency inspection reports, audits, surveys, investigations, reviews or evaluations describing matters which would have a Material Adverse Effect. "DEFICIENCY NOTICES" shall refer to all notices from Governmental Authorities which license, regulate, certify, accredit or evaluate the Borrower, the Manager, the Project or the operation of the Project alleging that the Borrower, the Manager, the Project or the operation of the Project fails to comply with any or all conditions of licensing, regulation or accreditation of the Project. The Borrower shall promptly and diligently pursue the correction of the subject of the Deficiency Notice prior to the expiration of any period allowed by the Governmental Authority for correction. The Borrower shall, at the Administrative Agent's request, promptly provide from time to time, such cost estimates, reports and other information as the Administrative Agent may require to demonstrate to the Administrative Agent's satisfaction that the Borrower and/or the Manager have the financial and other ability to effect the correction and are taking the actions required by this section.

         SECTION 9. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. SINGLE PURPOSE ENTITY, ETC. The Borrower will not directly or indirectly engage in any business or business activity which is not directly related to the acquisition, ownership, development, construction and operation of the Projects. Without limitation of the foregoing, the Borrower will not (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or (5) be or become obligated under any Guaranty Obligations, EXCEPT that the Borrower may invest in cash and Cash Equivalents.

         9.2. CONSOLIDATION, MERGER, ACQUISITION OR SALE OF ASSETS, ETC. The Borrower will not, directly or indirectly, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition (other than the Acquisition of the 19 Projects pursuant to the Company Organizational Documents), (4) sell or otherwise dispose of any Project, (5) sell or otherwise dispose of any of its other properties or assets (including those comprising a portion of any Project), other than dispositions of excess, surplus or worn out furniture, furnishings and equipment in the ordinary course of business, or (6) agree to do any of the foregoing at any future time, EXCEPT that, if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, or would result therefrom,

                  (a) the Borrower may sell any Project which has not been financed hereunder for fair value (as determined by the Borrower) if the entire sales price thereof is payable at closing in cash;

                  (b) the Borrower may transfer any Project which has not been financed hereunder, with or without consideration, to any persons or persons in a transaction which represents a capital distribution to its members;

                  (c) the Borrower may sell any Project which is being financed hereunder for fair value (as determined by the Borrower) if the Net Proceeds from such transaction are at least sufficient to, and are immediately upon receipt applied to, the prepayment in full of all of the Loans related to such Project; and

                  (d) in connection with the permanent refinance of a Project, upon the prepayment in full of all of the Loans related to such Project, the Borrower may transfer such Project which is being financed hereunder to an Affiliate of the Borrower;

FURTHER EXCEPT that, if an Event of Default shall have occurred and be continuing, and such Event of Default relates to a single Project, then the Borrower shall have the one-time right, upon the prepayment in full of all of the Loans related to such Project, to transfer such Project, with or without consideration, to any persons or persons in a transaction which represents a capital distribution to its members or otherwise, without the prior written consent of the Lenders, provided, however that this right shall only be exercisable once (for all Projects hereunder, not for each Project) without the prior written consent of the Lenders.

         9.3. LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the Standard Permitted Liens shall be permitted.

         9.4. INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist any Indebtedness of the Borrower, EXCEPT:

                  (a) Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) in the case of any Project, any Indebtedness permitted under section 16(c) of the Mortgage related thereto;

                  (c) Indebtedness of the Borrower under Hedge Agreements entered into in the ordinary course of business or in accordance with the requirements of this Agreement; and

                  (d) Indebtedness of the Borrower to the Guarantor permitted pursuant to the terms of the Intercreditor Agreement.

         9.5. DISTRIBUTIONS BY BORROWER. (a) The Borrower will not directly or indirectly purchase or otherwise acquire any of its equity interests.

         (b) The Borrower will not declare, pay or make any dividend or distribution (whether in cash or property) to its members in respect of their interests in the income or capital of the Borrower, EXCEPT the following:

                  (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, or would result therefrom, the Borrower may transfer any Project which has not been financed hereunder to any person or persons as a distribution to its members;

                  (ii) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, or would result therefrom, the Borrower may declare and pay cash distributions to its members from time to time in amounts determined by the Borrower to be sufficient to pay income tax liabilities, calculated at the highest marginal rates, of its members in respect of their shares of the taxable income of the Borrower; and

                  (iii) after a Project being financed hereunder shall have achieved Stabilization, the Borrower may, in addition to amounts permitted under the preceding clauses (i) and (ii), declare and pay cash distributions to its members with respect to (and not later than 60 days following the end of) any quarterly period for such Project which both commences and ends after Stabilization has been achieved, if at the time of any such declaration and payment, and after giving effect thereto, (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, or would result therefrom, (B) the DSCR for such Project for its most recent two consecutive-fiscal quarters preceding the date of payment is at least
         1.35 to 1.00, (C) actual occupancy of such Project has been at least 80% for a period of at least the two most recent consecutive fiscal quarters preceding the date of payment, and (D) the amount so declared and paid pursuant to this clause (iii) does not exceed 20% of the cash flow (i.e., net income plus depreciation and amortization) for such Project for the most recently completed applicable quarterly period.

         9.6. DSCR OF PROJECTS. The Borrower will not permit with respect to any of its Projects being financed hereunder, the DSCR for such Project for any period to be less than the ratio specified below for such period:



MINI-PERM PERIOD                         MINIMUM DSCR
Q5 and Q6 of the Mini-Perm Period        1.00 to 1.00
Q7 and Q8 of the Mini-Perm Period        1.20 to 1.00
Q9 of the Mini-Perm Period               1.35 to 1.00
Q9 and Q10 of the Mini-Perm              1.35 to 1.00
Period
Q9, Q10 and Q11 of the Mini-Perm         1.35 to 1.00
Period

MINI-PERM PERIOD                         Minimum DSCR
Q9, Q10, Q11 and Q12 of the Mini-        1.35 to 1.00
Perm Period


         9.7. MODIFICATIONS OF ORGANIZATIONAL OR CAPITALIZATION DOCUMENTS, ETC. The Borrower will not (i) terminate or reduce, or release any investor from, any investment or other material commitment under any of the Company Capitalization Documents, or (ii) amend or otherwise modify, or obtain any consent or waiver relating to, any of the Company Organizational Documents or the Company Capitalization Documents, which either (x) will result in an Event of Default, or (y) will be materially adverse to the interests of the Lenders as creditors of the Borrower.

         9.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT the transactions effected as contemplated by the Company Organizational Documents, the Company Capitalization Documents, the Management Contracts and the Project Leases.

         9.9. ERISA. The Borrower will not at any time engage in any transaction which would cause any obligation or action taken or to be taken under any of the Credit Documents (or the exercise by the Administrative Agent, the Collateral Agent or any Lender of any rights under any of the Credit Documents) to be nonexempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.


         SECTION 10. EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Any of the following specified events (each an "EVENT OF DEFAULT") shall constitute an Event of Default:

                  (A) PAYMENTS: the Borrower shall (i) default in the payment when due of the principal of any of the Loans (whether at maturity, on a required prepayment or otherwise, but not including, during the Mini-Perm Period, a monthly installment of principal and interest);
         (ii) default, and such default shall continue for five or more days, in the payment when due of any installment of principal of any of the Loans during the Mini-Perm Period; or (iii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (B) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (C) CERTAIN NEGATIVE COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.1 through 9.8, inclusive, of this Agreement; or the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in section 5, 10, 16(a)(i) or 16(c) of any Mortgage; or the Guarantor shall default in the due performance of any term, covenant or agreement contained in section 13(a), 13(b), 13(c), 13(d) or 13(e) of the Alterra Guaranty; or

                  (D) OTHER COVENANTS: the Borrower or any other Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default shall not be remedied within 30 days after the earlier of (i) an officer of the Borrower or any other applicable Credit Party obtaining actual knowledge of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this section 10.1(d)); PROVIDED, that in the case of any default referred to in this section 10.1(d) not involving a monetary obligation, the 30-day period referred to above may be extended by written notice from the Borrower to the Administrative Agent delivered not later than 10 days following the giving of any notice referred to in the preceding clause
         (ii), for an additional period of up to 60 days, if (x) such notice from the Borrower includes a certification that unavoidable delays or other circumstances are such that such default cannot be remedied within such 30-day period, but that such default can be remedied within the time period specified for such extension, and (y) throughout the period of such requested extension the Borrower and/or an applicable Credit Party are diligently and continuously taking all reasonable actions to remedy such default (it being understood that if the Borrower or any other applicable Credit Party shall cease or abandon such efforts to remedy the default, such extension period shall immediately and automatically terminate); or

                  (E) CROSS DEFAULT: the Borrower, or the Guarantor or any of its Subsidiaries, shall (i) in the case of the Borrower, default in any payment with respect to any Indebtedness, other than the Obligations and any amounts owed by the Borrower to the Guarantor, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) in the case of the Guarantor or any of its Subsidiaries, default in any payment with respect to any Indebtedness owed to any Lender, or any other Indebtedness of $10,000,000 or greater, individually or in the aggregate, in each case other than the Obligations, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and such default shall not have been cured or remedied, or the existence thereof otherwise eliminated by written amendment or waiver by the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) prior to the acceleration of any of the Loans or other Obligations pursuant to section 10.2 hereof, or (iii) default in the observance or performance of any agreement or condition relating to any such Indebtedness described in clause (i) or (ii) above or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or of the Guarantor or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (F) CERTAIN CREDIT DOCUMENTS INEFFECTIVE, ETC.: any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations under any Credit Document otherwise than in strict compliance with the terms thereof; or

                  (G) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower or against the Guarantor and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights or denied the claim) of (x) $1,000,000 or more in the aggregate for all such judgments and decrees for the Borrower, or (y) $20,000,000 or more in the aggregate for all such judgments and decrees for the

         Guarantor and its Subsidiaries, and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (H) BANKRUPTCY, ETC.: any of the following shall occur:

                           (i) the Borrower, the Guarantor or any of its
                  Material Subsidiaries, or any other Credit Party (the Borrower and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any
                  Principal Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii) a custodian (as defined in the Bankruptcy Code)
                  is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way
                  of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                           (v) any such proceeding is commenced against any
                  Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or
                  bankrupt; or

                           (vii) any order of relief or other order approving
                  any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of
                  any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix) any Principal Party makes a general assignment
                  for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action
                  is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (I) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(h) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (J) MATERIAL ADVERSE EFFECT: any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Borrower or the Guarantor, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower as reflected in the financial statements referred to in section 7.8, or the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Guarantor and its Subsidiaries as reflected in the financial statements and the Financial Projections referred to in section 11(f) and 11(i) of the Alterra Guaranty, as applicable.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders and only upon such request, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party (PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower or the Guarantor, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):

                  (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

                  (ii) declare the principal of and any accrued interest in respect of any or all Loans and any or all other obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and have been waived by the Borrower in its Notes; and

                  (iii) exercise any other rights or remedies provided for in any of the Credit Documents or otherwise permitted under applicable law.

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement, including without limitation any liquidation, sale or other realization upon any of the Collateral, shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (I) FIRST, to the payment of all expenses (to the extent not paid by the Borrower or any other Credit Party) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses; (provided, however, a Lender shall not be reimbursed for duplicative costs and expenses incurred without coordinating with the Administrative Agent);

                  (II) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (III) THIRD, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, and (B) the amounts then due under Designated Hedge Agreements to counterparty creditors of the Borrower, SUBJECT to confirmation by the Administrative Agent of any calculations of termination or other payment amounts due under the Designated Hedge Agreements being made in accordance with normal industry practice;

                  (IV) FOURTH, to the payment PRO RATA of all other amounts owed by the Borrower and the other Credit Parties to (A) the Administrative Agent and the Lenders under this Agreement and the other

         Credit Documents, and (B) counterparty creditors of the Borrower under Designated Hedge Agreements; and

                  (V) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

In applying such amounts to the principal amount of the Loans, accrued interest thereon and other Obligations, the Administrative Agent may require that amounts representing recoveries in respect of a particular Project be first applied, in the order of priority specified above, to the Obligations in respect of such Project, before any remaining portion of such amounts are applied to Obligations in respect of other Projects.

         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints KCCI as Administrative Agent (such term to include, for the purposes of this section 11, KCCI acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes KCCI as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and any other Credit Parties shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Parties.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Credit Parties or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any other Credit Party or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any other Credit Party. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or


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statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any other Credit Party to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.13, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of the other Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Credit Parties. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any other Credit Party which may come into the


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possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any other Credit Party, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent, the Lenders and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Credit Parties and their Affiliates as though not acting as Administrative Agent or Lender hereunder as the case may be. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon at least 20 days' prior written notice to the Lenders and the Borrower. The Required Lenders may also remove the Administrative Agent upon at least 20 days' prior written notice to the Administrative Agent and the Borrower; provided, however, in case of a removal due to a material breach of the Administrative Agent's obligations hereunder that shall not have been cured within thirty (30) days after written notice to the Administrative Agent and the Borrower by any Lender, the Administrative Agent shall be deemed to be a Defaulting Lender for purposes of determining the Required Lenders hereunder. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed; provided, however, that no such approval shall be required in the event that a Default or Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Any successor Administrative Agent appointed as herein contemplated shall at the time it becomes the Administrative Agent hereunder hold Commitments and Loans representing at least 12.50% of the outstanding Commitments and Loans hereunder.

         11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement


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



or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


         SECTION 12. MISCELLANEOUS.

         12.1. PAYMENT OF EXPENSES ETC. (A) EXPENSES OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT. The Borrower agrees to pay directly, or reimburse the Administrative Agent and the Collateral Agent for, all reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to herein and therein, and the administration of the credit facilities provided for herein including, without limitation, (A) the reasonable fees and disbursements of (x) Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (y) any local counsel retained by the Administrative Agent or the Collateral Agent in any jurisdiction in which a proposed or actual Project is located, (B) recording and filing fees, charges and taxes, (C) the premium for Title Policies and any endorsements thereto, and title examination and other charges in connection therewith, (D) survey fees, (E) appraisal costs,
(F) escrow fees, (G) the fees and charges of any Inspecting Consultant retained by the Administrative Agent, (H) the fees and charges of any inspecting engineer retained by the Administrative Agent, (I) environmental auditing and inspection fees and charges of any environmental engineering or similar firm retained by the Administrative Agent, (J) costs and expenses incurred by the Administrative Agent in connection with any physical inspections of any Project or the site of any proposed Project, and (K) costs and expenses incurred by the Administrative Agent in connection with any annual or more frequent meeting with the Borrower's management to review and discuss the Borrower's financial affairs. The Borrower specifically authorizes the Administrative Agent to retain an Inspecting Consultant and incur other costs and expenses referred to above relative to a specific proposed Project prior to the date such Project becomes a Qualified Project as contemplated hereby.

         (B) BORROWER NOT LIABLE FOR INDIVIDUAL LENDER'S COSTS IN CONNECTION WITH PREPARATION OF CREDIT DOCUMENTS OR LOAN CLOSINGS. It is specifically understood and agreed that the Borrower shall have no obligation to pay or reimburse any individual Lender for any costs or expenses of individual counsel retained by any Lender, allocated internal legal expenses, or other costs or expenses, which are incurred by such individual Lender in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to herein and therein, the administration of the credit facilities provided for herein, or the closing of Loans provided for herein.

         (C) COSTS AND EXPENSES OF AMENDMENTS, WAIVERS, WORK-OUTS AND ENFORCEMENT. Notwithstanding the limitation contained in section 12.1(b), the Borrower agrees to pay directly, or reimburse the Administrative Agent, the Collateral Agent and the Lenders for, all reasonable out-of-pocket costs and expenses (and any allocated costs of internal counsel) incurred in connection with (i) any actual or proposed amendment, waiver or consent relating to any of the Credit Documents, (ii) any actual or proposed "work out" arrangements with respect to the transactions contemplated hereby, and (iii) the enforcement of any of the Credit Documents. Without limitation of the foregoing, in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post- judgment action involved therein, which shall be due and payable together with all required service or use taxes.

         (D) STAMP AND OTHER TAXES. The Borrower agrees to pay and hold each of the Lenders, the Administrative Agent and the Collateral Agent harmless from and against any and all present and future stamp, intangibles, recording and other similar taxes with respect to the foregoing matters referred to in this section
12.1 and save each of the Lenders, the Administrative Agent and the Collateral Agent harmless from and against any


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



and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such person to be so indemnified) to pay such taxes.

         (E) INDEMNIFICATION. The Borrower agrees to indemnify each Lender, the Administrative Agent and the Collateral Agent, and their respective officers, directors, employees, representatives, agents, successors and assigns (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any claim, investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto) related to any Project (except as provided in section (ii) and (v) below) and/or the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitment, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory authority having jurisdiction over it;

                   (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Project owned, leased or at any time operated by the Borrower or any other Credit Party or any of their respective Affiliates, unless the presence of such Hazardous Materials first occurred after the Collateral Agent secured title, possession and control of such Project to the exclusion of the Borrower and every other Credit Party and all of their respective Affiliates or is based solely upon the gross negligence or willful misconduct of the Collateral Agent or any Lender;

                  (iii) the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower, any other Credit Party or any of their respective Affiliates, if the Borrower or any such other Credit Party or Affiliate could have or is alleged to have any responsibility in respect thereof;

                  (iv) the non-compliance of any such Project with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any such Project; or

                  (v) any Environmental Claim asserted against the Borrower, any other Credit Party, or any of its respective Affiliates or any Indemnitee, in respect of any such Project, unless the basis of such Environmental Claim first arose after the Collateral Agent secured title, possession and control of such Project to the exclusion of the Borrower and every other Credit Party and all of their respective Affiliates or is based solely upon the gross negligence or willful misconduct of the Collateral Agent or any Lender;

including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other


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notice of any kind to the Borrower, any other Credit Party or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to section 12.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. EACH LENDER AGREES, SOLELY FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS, NOT TO EXERCISE ANY SET-OFF OR SIMILAR RIGHTS IF BY DOING SO SUCH ACTION COULD, UNDER THE LAW APPLICABLE TO ANY MORTGAGE COVERING ANY PROJECT, RESULT IN THE LOSS OF THE RIGHT OF THE COLLATERAL AGENT (OR ANY TRUSTEE THEREFOR UNDER A DEED OF TRUST OR SIMILAR INSTRUMENT) TO ENFORCE ANY MORTGAGE OR ANY OTHER MATERIAL PORTION OF THE COLLATERAL.

         12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered,

         (a) if to the Borrower, to

                    Third Party Investors I, LLC
                    c/o Twin Oaks Capital, LLC
                    2215 York Road, Suite 500
                    Oak Brook, Illinois 60523
                             Attention: Ronald G. Kenny
                    Facsimile: (630) 990-2110

                             with a copy to:

                                     Alterra Healthcare Corporation
                                     450 North Sunnyslope Road, Suite 300
                                     Brookfield, Wisconsin 53005
                                              Attention: Mark Ohlendorf, Senior
                                              Vice President, Finance
                                     Facsimile: (414) 789-6182

                             and courtesy copies to:

                                     McDonald Investments, Inc.
                                     250 Pearl Street N.W.
                                     Grand Rapids, Michigan 49503
                                              Attention: Randal S. Damstra,
                                              Managing Director
                                     Facsimile: (616) 732-3394

                                     Bruce M. Lentz, Esq.
                                     Hecht & Lentz
                                     333 Bridge Street, N. W.
                                     Grand Rapids, Michigan 49504
                                              Facsimile: (616) 776-7203



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



                                     Rogers & Hardin
                                     2700 International Tower
                                     229 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303
                                              Attention: Alan C. Leet, Esq.
                                     Facsimile: (404) 525-2224

         (b) if to any Lender, to it at its address specified on Annex I hereto, or if not so specified, at its address specified in the Assignment Agreement pursuant to which it became a Lender hereunder;

         (c) if to the Administrative Agent or the Collateral Agent, to it at its Notice Address;

or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received. The effectiveness of such notice will not be affected by the giving or lack thereof of courtesy copies of such notice.

         12.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that, except as permitted pursuant to section 12.4(g), the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

         (B) PARTICIPATIONS. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) one or more Eligible Transferees, PROVIDED that in the case of any such participation,

                  (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

                  (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder or under the other Credit Documents shall be determined as if such Lender had not sold such participation, EXCEPT that the participant shall be entitled to the benefits of sections 2.11 and 2.12 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and,



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PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (A) reduce the amount or extend the time of payment of any required or scheduled prepayment or repayment of the principal of any Loan in which such Participant is participating, (B) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of, any prepayment or the method of any application of any prepayment to the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (C) release all or any substantial portion of the Collateral, other than in connection with, and to the extent related to, the prepayment or repayment of the Loans of the Borrower for any particular Project,
(D) release the Guarantor from its obligations under the Alterra Guaranty, or
(E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (C) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitments and its rights and obligations hereunder, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders of its Loans and/or Commitments and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that,

                  (i) in the case of any assignment of a portion of the Loans and/or Commitments of a Lender, such Lender shall retain a minimum fixed portion of the then Total Commitment and outstanding Loans equal to at least $10,000,000 (or if less, 13.33% of the then Total Commitment),

                  (ii) in the case of any assignment of a portion of the Loans and/or Commitments of a Lender which is at the time acting as the Administrative Agent, such Lender shall retain a minimum fixed portion of the then Total Commitment and outstanding Loans equal to at least $20,000,000 (or if less, 26.66% of the then Total Commitment),

                  (iii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

                  (iv) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.6 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

                  (v) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

                  (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,500 and,



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PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein, which recordation shall be made promptly.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b).

         To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(b) would, at the time of such assignment, result in increased costs under section
2.11 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (D) BLUE SKY LAWS. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (E) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that becomes a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (F) GRANTS BY LENDERS TO SPCS. Notwithstanding anything to the contrary contained herein, any Lender, (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit


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



support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. This section 12.4(f) may not be amended without the written consent of any Granting Lender affected thereby.

         (G) ASSIGNMENT BY THE BORROWER TO ALTERRA. Notwithstanding anything contained herein to the contrary, provided that there shall be no uncured Event of Default under this Agreement, the Guaranty, or any other Credit Document, or event which with the provision of notice or passage of time would constitute an Event of Default under any Credit Document, the Borrower shall have the right to assign all of its rights and obligation under this Agreement and all of the other Credit Documents to Alterra Healthcare Corporation ("ALTERRA"), subject to the satisfaction of the following terms and conditions: (i) Alterra shall accept such assignment and conveyance and shall assume all of the obligations of the Borrower pursuant to a form of assignment and assumption agreement reasonably satisfactory to the Administrative Agent, (ii) the Administrative Agent shall receive and approve evidence of the authorization of the Borrower and Alterra to consummate the assignment and assumption, (iii) the Administrative Agent shall receive and reasonably approve an indemnity by Alterra regarding any claims of losses, costs or damages incurred by, or claimed against, the Administrative Agent or any Lender related to the assignment and assumption, (iv) the Administrative Agent shall receive confirmation, in form and substance satisfactory to it in all respects, from the Title Company that the effectiveness and priority of the liens and security interests created pursuant to the Security Documents are not impaired by reason of the assignment and assumption, (v) all filings and recordings, which, in the opinion of the Administrative Agent, are necessary or desirable to give effect to such assignment and assumption, shall have been made and effected and all filing and other fees, taxes and charges which may be payable in connection therewith shall have been paid in full, (vi) Alterra shall pay all costs and expenses of the Administrative Agent in connection with the assignment and assumption, including, without limitation, preparation, review and approval of the foregoing deliverables, and (vii) all other terms, conditions and other requirements which may be reasonably imposed by the Administrative Agent shall have been satisfied. Upon the occurrence of the foregoing, effective upon the dissolution of the Borrower, the Administrative Agent (on behalf of itself and all of the Lenders) shall release the Borrower from all obligations and liabilities under the Credit Documents.

         12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower or any other Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower or any other Credit Party in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.



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



         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) This Agreement contemplates the financing of Projects which may be located in a number of different jurisdictions, and involves multiple parties located in a number of different jurisdictions. In light of such factors and the fact that the principal place of business of the Administrative Agent is presently located in Cleveland, Ohio, the parties have determined that this Agreement and (as provided below) certain of the other Credit Documents should be governed by and construed under the law of the State of Ohio, and that it would be appropriate for the Borrower to expressly submit to the jurisdiction of certain courts sited in the State of Ohio. Accordingly: THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT CREDIT DOCUMENTS RELATED TO A SPECIFIC PROJECT PROVIDE THAT THE LAW OF THE JURISDICTION IN WHICH SUCH PROJECT IS LOCATED SHALL GOVERN SUCH CREDIT DOCUMENTS. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR (EXCEPT AS AFORESAID) ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent


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



or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.9. RELEASE OF A PROJECT UPON PREPAYMENT, ETC. The Administrative Agent and the Collateral Agent are authorized to and shall promptly upon the repayment or prepayment in full of the Borrower's Loans for a Project, release and discharge the Mortgage for such Project, any additional Security Documents which relate to such Project, and any other Collateral which is directly related only to such Project; PROVIDED, that no such release or discharge shall be made if at the time thereof (x) a Default under section 10.1(a) has occurred and is continuing, or (y) an Event of Default shall have occurred and be continuing.

         12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.11. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

         12.12. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.13. AMENDMENT OR WAIVER. Neither this Agreement or any other Credit Document (other than a Designated Hedge Agreement) nor any terms hereof or thereof may be amended, waived or otherwise modified UNLESS such amendment, waiver or other modification is in writing and signed by the Borrower and the Required Lenders, PROVIDED that no such amendment, waiver or other modification shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

                  (a) reduce the amount or extend the time of payment of any required or scheduled prepayment or repayment of the principal of any Loan,

                  (b) extend any interim or final maturity date provided for herein (including any extension of any interim or final maturity date to be effected in accordance with section 4.3 hereof) applicable to a Loan or a Commitment (it being understood that any waiver of the making or application of any mandatory prepayment of the Loans shall not constitute an extension of such final maturity thereof),



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



                  (c) reduce the rate or extend the time of payment of interest on any Loans (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon or other amounts payable hereunder with respect thereto, or reduce the principal amount thereof,

                  (d) increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment of the Loans shall not constitute a change in the terms of any Commitment of any Lender),

                  (e) increase the Total Commitment above $65,000,000, except in connection with an increase of the Total Commitment up to $75,000,000 as contemplated by the Incremental Commitment,

                  (f) release the Guarantor from any obligations under the Alterra Guaranty, or otherwise reduce or limit any such obligations of the Guarantor, or change the financial covenants related to the Guarantor contained in Section 13 of the Alterra Guaranty,

                  (g) release any of the Collateral, other than in connection with the prepayment or repayment of the Loans of the Borrower, as contemplated by section 12.9 hereof,

                  (h) amend, modify or waive any provision of this section 12.13, or section 9.6, 11.7, 12.1, 12.4, 12.6 or 12.7(b),

                  (i) amend, modify or waive any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (j) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or modify any other defined terms used in connection with the sections referenced in this section 12.13, or

                  (k) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

No provision of section 11 may be amended without the consent of the Administrative Agent.

         12.14. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.11, 2.12, and 12.1 shall survive the execution and delivery of this Agreement and the making and repayment or prepayment of Loans.

         12.15. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.11 resulting from any such transfer (other than a transfer pursuant to section 2.13) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.16. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 12.16), and to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically


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prohibited by applicable law or court order, each Lender shall notify the
Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Affiliates. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 12.16 shall not relieve the Borrower or any other Credit Party of any of the obligations to such Lender under this Agreement and the other Credit Documents.

         12.17. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.17, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.17. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Credit Party, any Lender, the Administrative Agent or any other person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or the other Credit Parties, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is


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solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Borrower and the other Credit Parties, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any other Credit Party pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.22. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all Fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the Highest Lawful Rate which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Highest Lawful Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section 12.22 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Highest Lawful Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         12.23. LOST NOTES. In the event that a Lender provides an affidavit and indemnity to the Borrower for any Note which has been mutilated, lost, stolen, destroyed or otherwise misplaced, the Borrower shall execute and deliver a replacement Note therefor.

                [The balance of this page is intentionally blank;
                      the next page is the signature page.]


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



         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



THIRD PARTY INVESTORS I, LLC                     KEY CORPORATE CAPITAL INC.,
                                                    individually as a Lender and
BY: TWIN OAKS CAPITAL, LLC, ITS MANAGER             as Administrative Agent


                                                 By:   /s/ David A. MacVicar
                                                     ---------------------------
BY:      /S/ RONALD G. KENNY                           Vice President
   -----------------------------------------
         PRESIDENT

FLEET NATIONAL BANK                              THE HUNTINGTON NATIONAL BANK




By:      /s/ Mary Sheehan                        By:   /s/ Gregory Randall
   -----------------------------------------        ----------------------------
          Vice President                               Vice President




                                       79